Exhibit 4.1

Execution Version

Transocean AQUILA limited,

as Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

TRUIST BANK,

as Trustee and as Collateral Agent

___________________

INDENTURE

Dated as of October 11, 2023

___________________

8.0000% Senior Secured Notes due 2028

Table of Contents

Page

Article 1 Definitions and Incorporation by Reference1

Section 1.01.Definitions1

Section 1.02.Other Definitions27

Section 1.03.Rules of Construction27

Section 1.04.Agent for Service; Submission to Jurisdiction; Waiver of Immunities28

Section 1.05.Currency29

Section 1.06.No Incorporation by Reference of Trust Indenture Act29

Article 2 The Securities29

Section 2.01.Form and Dating29

Section 2.02.Execution and Authentication29

Section 2.03.Registrar and Paying Agent29

Section 2.04.Paying Agent To Hold Money in Trust30

Section 2.05.Lists of Holders of Securities30

Section 2.06.Transfer and Exchange30

Section 2.07.Replacement Securities31

Section 2.08.Outstanding Securities31

Section 2.09.Temporary Securities31

Section 2.10.Cancellation31

Section 2.11.Defaulted Interest31

Section 2.12.CUSIP Numbers, ISINs, etc32

Article 3 Redemption32

Section 3.01.Notices to Trustee32

Section 3.02.Selection of Securities to Be Redeemed32

Section 3.03.Notice of Redemption32

Section 3.04.Effect of Notice of Redemption33

Section 3.05.Deposit of Redemption Price33

Section 3.06.Securities Redeemed in Part34

Section 3.07.Open Market Repurchase34

Section 3.08.Optional Redemption34

Section 3.09.Mandatory Redemption35

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Section 3.10.Tax Redemption36

Section 3.11.Special Mandatory Redemption.36

Article 4 Covenants37

Section 4.01.Payment of Securities37

Section 4.02.Change of Control Repurchase Event37

Section 4.03.Corporate Existence39

Section 4.04.Limitation on Liens39

Section 4.05.Limitation on Indebtedness41

Section 4.06.Limitation on Subsidiary Indebtedness42

Section 4.07.Limitation on Sale and Lease Back Transactions44

Section 4.08.Maintenance of Property; Insurance44

Section 4.09.Financial Reports and Other Information46

Section 4.10.Trustee Inspection Rights49

Section 4.11.Conduct of Business49

Section 4.12.Use of Proceeds; Margin Regulations; Company Activities50

Section 4.13.Restrictions on Fundamental Changes50

Section 4.14.Collateral Rig Leverage Ratio53

Section 4.15.Total Leverage Ratio53

Section 4.16.[Reserved]54

Section 4.17.Collateral Rig Classifications; Operation of Collateral Rig; Registry, Name and Flag54

Section 4.18.Deposit of Earnings55

Section 4.19.Debt Service Reserve56

Section 4.20.Limitation on Dividends56

Section 4.21.Intercompany Loans56

Section 4.22.Maintenance of Accounts56

Section 4.23.Performance under Contracts; Non-Interference57

Section 4.24.Taxes57

Section 4.25.Compliance with Laws; Policies and Procedures57

Section 4.26.Limitation on Modifications of Certain Documents58

Section 4.27.Further Assurances58

Section 4.28.Master Services Agreement60

Section 4.29.Transfer of Collateral Rig; Transfer of Drilling Contract60

Section 4.30.Post-Bankruptcy Restrictions.61

Section 4.31.Waiver of Certain Covenants61

Section 4.32.Contract Commencement Date61

Section 4.33.TBL Earnings Cash Sweep61

Article 5 Successor Company62

Section 5.01.Consolidation, Merger and Sale of Assets62

Section 5.02.Successor Company Substituted62

Article 6 Defaults and Remedies62

Section 6.01.Events of Default63

Section 6.02.Acceleration of Maturity; Rescission and Annulment64

Section 6.03.Collection of Indebtedness and Suits for Enforcement by Trustee66

Section 6.04.Trustee May File Proofs of Claim67

Section 6.05.Trustee May Enforce Claims Without Possession of Securities67

Section 6.06.Application of Money Collected67

Section 6.07.Limitation on Suits68

Section 6.08.Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest68

Section 6.09.Restoration of Rights and Remedies69

Section 6.10.Rights and Remedies Cumulative69

Section 6.11.Delay or Omission Not Waiver69

Section 6.12.Control by Holders69

Section 6.13.Waiver of Past Defaults70

Section 6.14.Undertaking for Costs70

Section 6.15.Waiver of Stay or Extension Laws70

Article 7 Trustee71

Section 7.01.Duties of Trustee71

Section 7.02.Rights of Trustee72

Section 7.03.Individual Rights of Trustee73

Section 7.04.Trustee’s Disclaimer73

Section 7.05.Notice of Defaults73

Section 7.06.Compensation and Indemnity73

Section 7.07.Replacement of Trustee74

Section 7.08.Successor Trustee by Merger75

Section 7.09.Corporate Trustee Required; Eligibility75

Section 7.10.Debt Service Reserve Account76

Article 8 Defeasance and Covenant Defeasance76

Section 8.01.Option to Effect Defeasance or Covenant Defeasance76

Section 8.02.Defeasance76

Section 8.03.Covenant Defeasance76

Section 8.04.Conditions to Defeasance or Covenant Defeasance77

Section 8.05.Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions78

Section 8.06.Reinstatement79

Article 9 Satisfaction and Discharge79

Section 9.01.Satisfaction and Discharge of Indenture79

Article 10 Amendment, Supplement and Waiver80

Section 10.01.Without Consent of Holders80

Section 10.02.With Consent of Holders82

Section 10.03.Execution of Supplemental Indentures83

Section 10.04.Effect of Supplemental Indentures83

Section 10.05.Reference in Securities to Supplemental Indentures83

Section 10.06.Notice of Supplemental Indentures83

Article 11 Guarantees83

Section 11.01.Guarantees83

Section 11.02.Limitation on Liability85

Section 11.03.Successors and Assigns88

Section 11.04.No Waiver88

Section 11.05.Modification88

Section 11.06.Release of Certain Guarantors88

Section 11.07.Execution and Delivery88

Article 12 Security89

Section 12.01.Security Documents; Additional Collateral89

Section 12.02.Releases of Collateral90

Section 12.03.Release Documentation90

Section 12.04.Possession and Use of Collateral; No Impairment of the Security Interests90

Section 12.05.Collateral Agent91

Section 12.06.Replacement of Collateral Agent93

Section 12.07.Purchaser Protected94

Section 12.08.Authorization of Receipt of Funds by the Trustee Under the Security Documents94

Section 12.09.Powers Exercisable by Receiver or Trustee94

Section 12.10.Compensation and Indemnification94

Section 12.11.Form of Security Documents and Opinions94

Article 13 Additional Amounts94

Section 13.01.Payment of Additional Amounts94

Section 13.02.Swiss Minimum Interest96

Article 14 Escrow Matters97

Section 14.01.Escrow Account.97

Section 14.02.Release of Escrowed Property97

Section 14.03.Trustee Direction to Execute Escrow Agreement98

Article 15 Miscellaneous98

Section 15.01.Notices98

Section 15.02.Certificate and Opinion as to Conditions Precedent99

Section 15.03.Statements Required in Certificate or Opinion99

Section 15.04.Rules by Trustee, Paying Agent and Registrar100

Section 15.05.Legal Holidays100

Section 15.06.Governing Law100

Section 15.07.No Recourse Against Others100

Section 15.08.Successors100

Section 15.09.Multiple Originals; Electronic Signatures100

Section 15.10.Table of Contents: Headings101

Section 15.11.Waiver of Jury Trial101

Section 15.12.U.S.A. Patriot Act101

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APPENDICES

Appendix A – Provisions Relating to Securities

Exhibit 1.1 to Appendix A – Form of Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

Appendix D – Form of Supplemental Indenture

Appendix E-1 – Form of Hungarian Share Pledge Agreement

Appendix E-2 - Form of Cayman Share Pledge Agreement

Appendix E-3 – Form of U.S. Share Pledge Agreement

Appendix F-1 – Form of U.S. Assignment of Earnings

Appendix F-2 – Form of Brazil Assignment of Earnings and Account Pledge

Appendix G – Form of Assignment of Insurances

Appendix H – Form of Collateral Rig Mortgage

Appendix I – Form of Assignment of Charter

Appendix J – Form of Receivables Pledge Agreement

Appendix K – Form of Deed of Quiet Enjoyment

Appendix L – Form of DSRA Withdrawal Certificate

Appendix M – Form of Account Pledge Agreement (U.S. Accounts)

Appendix N – Form of Blocked Period Withdrawal Certificate

ANNEXES

Annex I – Representations and Warranties of the Collateral Rig Owner and Collateral Rig Operator

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INDENTURE dated as of October 11, 2023, among Transocean Aquila Limited, a Cayman Islands exempted company (the “Company”), the Guarantors (as defined herein), and TRUIST BANK, as trustee (the “Trustee”) and as Collateral Agent.

RECITALS

The Company has duly authorized the issuance of $325,000,000 aggregate principal amount of 8.0000% Senior Secured Notes due 2028, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities, as follows:

Article 1
Definitions and Incorporation by Reference
Section 1.01.Definitions.

“2025 Notes Indenture” means the Indenture dated as of October 25, 2018, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2025 Senior Guaranteed Exchangeable Bonds Indenture” means the Indenture dated as of February 26, 2021, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all bonds issued pursuant to the provisions thereof.

“2026 Notes Indenture” means the Indenture dated as of October 17, 2017, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2027 Notes Indenture” means the Indenture dated as of January 17, 2020, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2027 Senior Guaranteed Notes Indenture” means the Indenture dated as of September 11, 2020, by and among TINC, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee, with all supplemental indentures, amendments and modifications thereto, and all notes issued pursuant to the provisions thereof.

“2029 Guaranteed Senior Exchangeable Bonds Indenture” means the Indenture dated as of September 30, 2022, by and among TINC, the Guarantors (as defined therein) and Truist Bank, as trustee, with all supplemental indentures, amendments and modifications thereto, and all bonds issued pursuant to the provisions thereof.

“Acceptable Classification Society” shall mean DNV GL, Lloyds Register, American Bureau of Shipping (ABS) and Bureau Veritas or such other first class vessel classification society that is a member of the International Association of Classification Societies.

“Acceptable Drilling Contract” means a drilling contract: (i) with as favorable or more favorable terms with respect to the Collateral Rig Operator than the Drilling Contract it replaces, including without limitation, (A) equal or higher dayrates, early termination fees and any other amounts payable to the Collateral Rig Operator under the Drilling Contract it replaces, (B) equal or lower operating costs (unless higher operating costs are offset by higher dayrates), (C) equal or longer tenor than the Drilling Contract it replaces, (D) timing of payments and (E) termination provisions; (ii) with a counterparty, the ultimate parent of which has a long term debt credit rating from Moody’s or S&P substantially equal to or better than Petrobras at the time of such replacement; and (iii) that maintains or increases the cash flow that would be received by the Collateral Rig Operator under the Drilling Contract it replaces.

“Acceptable Flag Jurisdiction” means Norway, the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Vanuatu, the Bahamas, Panama, Malta, Denmark and Switzerland.

“Acceptable Rig” means any offshore drilling rig or drillship owned by the Company or any other Wholly-Owned Subsidiary of Holdings and which TINC intends to become the Collateral Rig pursuant to a Collateral Rig Substitution; provided that (i) such replacement rig or drillship has an equal or greater fair market value (which shall be determined based on an Appraisal delivered to the Trustee from an Approved Appraiser dated not more than 60 days prior to the date of such replacement) than the Collateral Rig it replaces on such replacement date, (ii) such rig or drillship must constitute an ultra-deepwater drillship of substantially the same type, age (or newer than) and technical specifications as the Collateral Rig it replaces, (iii) such rig or drillship must have a class certificate from an Acceptable Classification Society substantially similar to the class certificate of the Collateral Rig such rig or drillship is replacing, (iv) such rig or drillship must be registered and flagged in an Acceptable Flag Jurisdiction and (v) such rig or drillship shall be acceptable to the counterparty under the Drilling Contract.

“Account and Receivables Pledge Agreement” means each account and receivables pledge agreement pursuant to which the Collateral Rig Owner and/or the Collateral Rig Operator (other than TBL) grants (to the extent applicable) a security interest to the Collateral Agent for the benefit of the Secured Creditors in (a) the Charter Account (if any) owned by such Person, (b) all receivables owing to the Collateral Rig Owner or the Collateral Rig Operator under the Charter (if any) or due from the Collateral Rig Operator (if any) and (c) all intercompany receivables owing to the Collateral Rig Owner and/or the Collateral Rig Operator in substantially the form of Appendix J hereto, in each case, with such changes to such forms as are necessary or advisable to account for local law requirements.

“Account Pledge Agreement” means each account pledge agreement pursuant to which the Collateral Rig Operator grants a security interest to the Collateral Agent for the benefit of the Secured Creditors in each Earnings Account, in each case in substantially the form of Appendix M hereto (as it relates to accounts held in the United States of America) or Appendix F-2 hereto (as it relates to accounts held in Brazil), which shall be governed by, and construed in accordance with, the laws of the Federative Republic of Brazil, in each case, with such changes to such form (or such other forms) as are necessary or advisable to account for local law requirements.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of the Indebtedness of TINC and its Subsidiaries secured by liens not permitted by clauses (1) through (10) of Section 4.04(c); (2) the then outstanding aggregate principal amount of all Indebtedness of the Subsidiaries of TINC not permitted by clauses (1) through (11) or (13) of Section 4.06(a) without double counting in this clause (2) to the extent that such Indebtedness is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of TINC and its Subsidiaries in respect of sale and lease-back transactions without double counting to the extent that the Indebtedness relating thereto is included in clause (1) or (2) of this definition.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Holdings, the Company and other Note Parties from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended from time to time (the “FCPA”), and the United Kingdom’s Bribery Act 2010, as amended from time to time.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Appraisal” means, with respect to the Collateral Rig or prospective Collateral Rig, a written appraisal report by an Approved Appraiser of the fair market value of the Collateral Rig or prospective Collateral Rig on the basis of a charter-free arm’s length transaction between any able buyer and seller not under duress.

“Approved Appraiser” means Pareto Offshore, IHS Inc., H. Clarksons & Company Limited, Fearnleys Ltd., or such other independent appraisal firm that is generally accepted as a provider of offshore rig brokering and advisory services to the global drilling industry, as certified to the Trustee in an Officer’s Certificate.

“Aquila Sale Contract” means that certain Sale Contract for Drillship Hull No. 3623, dated as of August 17, 2022, between TDWA (as buyer) and DSME (as builder), as amended, restated supplemented or otherwise modified as of the Issue Date.

“Assignment of Charter” has the meaning given such term in the definition of Collateral and Guaranty Requirements.

“Assignment of Earnings” has the meaning given such term in the definition of Collateral and Guaranty Requirements.

“Assignment of Insurances” has the meaning given such term in the definition of Collateral and Guaranty Requirements.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the board of directors of Holdings; and (2) the present value (discounted at the rate of interest implicit in such transaction) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the lessee may terminate the lease or, if such sale and lease-back transaction results in a Capital Lease, the outstanding amount of such Capital Lease as determined in accordance with GAAP.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law of any jurisdiction for the relief of debtors.

“Blocked Accounts” means each deposit account in the name of the Collateral Rig Owner or Collateral Rig Operator, as applicable, established at the Collateral Agent, as depository bank, and which shall restrict access by the Collateral Rig Owner or Collateral Rig Operator, as applicable, and shall remain under the control of the Collateral Agent as provided in Section 4.15.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease” means any lease obligation of a Person Incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of TINC and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to Holdings or one of its Subsidiaries;
(2)the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of TINC’s Voting Stock or other Voting Stock into which TINC’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(3)TINC consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, TINC, in any such event pursuant to a transaction in which any outstanding Voting Stock of TINC is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of TINC’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person, including, for the avoidance of doubt, any Parent Company of such surviving person, immediately after giving effect to such transaction; or
(4)the adoption of a plan relating to TINC’s liquidation or dissolution.

Notwithstanding the foregoing and for the avoidance of doubt, (i) any holding company whose principal asset is shares in the capital of TINC or any capital stock of TINC’s direct or indirect Parent Companies shall not itself be considered a “person” or “group” for purposes of clauses (2) or (3) above; (ii) the sale, lease, transfer, conveyance or other disposition of assets solely between or among Holdings and its Subsidiaries in accordance with the terms of the Indenture shall not constitute a Change of Control; (iii) the term “Change of Control” shall not include the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory scheme of arrangement or consolidation or the sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets) for the purpose of reincorporating or redomesticating or reorganizing TINC or Holdings in another jurisdiction and/or for the purpose of forming or collapsing a holding company structure; and (iv) a transaction in which TINC or any direct or indirect parent of TINC becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if the shareholders of TINC or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing more than 50% of the combined voting power of the New Parent immediately after giving effect to such transaction.

“Change of Control Payment” means, with respect to Securities tendered pursuant to a Change of Control Offer, an amount equal to 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest thereon, if any, to, but not including the date of repurchase.

“Change of Control Repurchase Event” means on any date during the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “trigger period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, (i) in the event the Securities are rated Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be below Investment Grade, (ii) in the event the Securities are rated below Investment Grade by at least two of the Rating Agencies prior to such public notice, the rating of the Securities by any Rating Agency shall be decreased by one or more categories or (iii) the Securities shall not be, or cease to be, rated by at least one of the Rating Agencies; provided that, in each case, such event is in whole or in part in connection with the Change of Control.  Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Charter” means a charterparty between the Collateral Rig Operator and the Collateral Rig Owner entered into from time to time, which, if entered into, shall provide that the rights of the Collateral Rig Operator in and to the Collateral Rig and the other Collateral shall be subordinated to the Lien of the Collateral Agent for the benefit of the Secured Creditors.

“Charter Account” means, in instances where there is a Charter in effect, the deposit account or accounts of the Collateral Rig Owner or the Collateral Rig Operator designated as such from time to time by the Collateral Rig Owner or the Collateral Rig Operator, as applicable, in the applicable Account and Receivables Pledge Agreement into which all earnings, hires, freights, income and other sums payable to the Collateral Rig Owner or the Collateral Rig Operator, as applicable, in respect of the Collateral Rig under the Charter or otherwise derived from the Charter, are deposited.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document until the Lien on such property has been released or terminated in accordance with this Indenture or the applicable Security Document.

“Collateral Agent” means Truist Bank, acting in its capacity as Collateral Agent for the Secured Creditors, and any successor Collateral Agent appointed hereunder pursuant to Section 12.06.

“Collateral and Guaranty Requirements” means the requirement that:

(1)each of Holdings, TINC and the Collateral Rig Owner shall have duly authorized, executed and delivered to the Trustee this Indenture or a supplemental indenture substantially in the form of Appendix D hereto, as applicable, pursuant to which such Person will become a Guarantor, and the Securities Guarantee of such Person shall be in full force and effect;
(2)on the Escrow Release Date and on each applicable date thereafter, each Equity Pledgor shall have duly authorized, executed and delivered share or quota pledge agreements substantially in the form of Appendix E-1 or Appendix E-2 or, to the extent the Collateral Rig Owner or Collateral Rig Operator is formed under the laws of a State in the United States of America, Appendix E-3, as applicable, with such changes to such forms as are necessary or advisable to account for local law requirements (collectively, as modified, supplemented or amended from time to time, each a “Share Pledge Agreement”), pursuant to which all of the Equity Interests of the Collateral Rig Owner and Collateral Rig Operator (other than TBL or to the extent that the Collateral Rig Owner is also a Collateral Rig Operator and other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time), shall have been pledged to the Collateral Agent to secure the Notes Obligations and shall have (A) to the extent such Equity Interests constitute possessory collateral, delivered to the Collateral Agent all the pledged Equity Interests referred to therein (if applicable, by delivery of the original of share or quota certificates), together with executed and undated transfer powers (if applicable) and other customary ancillary documentation (such as registers of shareholders or quotaholders and of the ultimate beneficial owner(s), in each case as applicable), in each case, to the extent necessary under applicable laws to perfect the security interest granted pursuant to the applicable Share Pledge Agreement, and (B) otherwise complied with all of the requirements set forth in the applicable Share Pledge Agreement, including, if applicable, filing or causing to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction, or take such other actions required under the applicable Share Pledge Agreement, as may be necessary or desirable to perfect the security interests purported to be created by such Share Pledge Agreement;
(3)on the Contract Commencement Date and on each applicable date thereafter, each Collateral Rig Operator and/or the Collateral Rig Owner (to the extent that the Collateral Rig Owner is also a Collateral Rig Operator) shall have (A) duly authorized, executed and delivered an Account Pledge Agreement pursuant to which the Earnings Accounts shall have been pledged to the Collateral Agent to secure the Notes Obligations and (B) duly complied with all requirements set forth in such Account Pledge Agreement, including delivery of any notices or entry into any control agreements required to perfect the security interests granted thereunder;
(4)on the Contract Commencement Date and on each applicable date thereafter, the Collateral Rig Operator shall have duly authorized, executed and delivered an assignment of earnings substantially in the form of Appendix F-1 or, as it relates to a Collateral Rig Operator formed under the laws of the Federative Republic of Brazil, Appendix F-2 hereto, in each case, with such changes to such form (or such other forms) as are necessary or advisable to account for local law requirements (in each case, as modified, supplemented or amended from time to time, each an “Assignment of Earnings”), with respect to the Earnings, thereby granting a security interest in favor of the Collateral Agent in all of the Collateral Rig Operator’s present and future “Earnings Collateral” (used herein as defined in the Assignment of Earnings governed by the laws of the State of New York, and including any similar term as defined in any Assignment of Earnings governed by the laws of a different jurisdiction), and filed or caused to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction, or take such other actions required under the applicable Assignment of Earnings, as may be necessary or desirable to perfect the security interests purported to be created by such Assignment of Earnings, in each case, except to the extent otherwise provided in clause (5) of this definition in relation to any Security Documents governed by the laws of the Federative Republic of Brazil;
(5)solely with respect to the Security Documents that shall be governed by the laws of the Federative Republic of Brazil, the Company shall deliver evidence within forty-five (45) days after the Contract Commencement Date (which period may be extended by an additional forty-five (45) days thereafter by notice from the Company to the Trustee and Collateral Agent), that such Security Documents have been duly registered with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos) in Brazil, and perfected according to the laws of the Federative Republic of Brazil;
(6)on the Escrow Release Date and on each applicable date thereafter, the Collateral Rig Owner and/or any other relevant Member of the Consolidated Group (other than the Collateral Rig Operator) shall have duly authorized, executed and delivered an assignment of insurances substantially in the form of Appendix G with such changes to such form (or such other forms) as are necessary or advisable to account for local law requirements (as modified, supplemented or amended from time to time, each an “Assignment of Insurances”) with respect to all insurance policies for the Collateral Rig that insure physical damage to the Collateral Rig, thereby granting a lien in favor of the Collateral Agent on all of the Collateral Rig Owner’s and/or Member of the Consolidated Group’s present and future “Insurance Collateral” (used herein as defined in such Assignment of Insurances);
(7)on the Escrow Release Date and on each applicable date thereafter, the Collateral Rig Owner shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Collateral Rig Mortgage substantially in the form of Appendix H with respect to the Collateral Rig and the Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority lien in favor of the Collateral Agent upon the Collateral Rig, subject only to Permitted Collateral Liens;
(8)On the Contract Commencement Date and on each applicable date thereafter, the Collateral Rig Owner (unless the Collateral Rig Owner is the sole Collateral Rig Operator such that there is no Charter) shall have duly authorized, executed and delivered an Assignment of Charter substantially in the form of Appendix I (as modified, supplemented or amended from time to time, each an “Assignment of Charter”) with respect to its rights and all amounts due to it under the Charter for the Collateral Rig;
(9)On the Contract Commencement Date and on each applicable date thereafter, the Collateral Rig Owner and the Collateral Rig Operator (other than TBL) shall have (A) duly authorized, executed and delivered an Account and Receivables Pledge Agreement pursuant to which the Charter Account (unless (x) the Collateral Rig Owner is the sole Collateral Rig Operator such that there is no Charter Account, (y) the Charter Account is the same account as any Earnings Account of the Collateral Rig Owner, or (z) the grantor thereunder is the charteree under the Charter) and all intercompany receivables owing to the Collateral Rig Owner and/or the Collateral Rig Operator (other than TBL) from time to time shall have been pledged to the Collateral Agent to secure the Notes Obligations and (B) duly complied with all requirements set forth in such

Account and Receivables Pledge Agreement, including delivery of any notices or entry into any control agreements required to perfect the security interests granted thereunder;
(10)on the Contract Commencement Date and on each applicable date thereafter, each Collateral Rig Operator shall have duly authorized, executed and delivered an Assignment of Insurances with respect to all insurance policies for the Collateral Rig that insure physical damage to the Collateral Rig, thereby granting a lien in favor of the Collateral Agent on all of such Collateral Rig Operator’s Insurance Collateral;
(11)on the Escrow Release Date, on the Contract Commencement Date and on each applicable date thereafter, the Collateral Grantors shall have filed or caused to be filed appropriate Financing Statements (Form UCC-1) for filing under the Uniform Commercial Code of each relevant jurisdiction as may be necessary or desirable based on advice of local counsel to perfect the security interests purported to be created by such Assignment of Charter (unless the Collateral Rig Owner is the sole Collateral Rig Operator and there is no Charter), Assignment of Earnings, Assignment of Insurances, any Share Pledge Agreement, and the Account and Receivables Pledge Agreement, in each case, to the extent applicable with respect to the law governing such agreements;
(12)all filings, deliveries of instruments and other actions necessary to perfect and preserve the security interests described in clauses (2) through (11) above shall have been duly effected (including for the avoidance of doubt in respect of any such security interest granted pursuant to a Security Agreement governed by the laws of the Federative Republic of Brazil, such actions described in Section 12.01(b)) and the Collateral Agent shall receive evidence thereof substantially concurrently therewith;
(13)on the Escrow Release Date and on each applicable date thereafter, the Collateral Agent shall have received each of the following:
(A)certificates of ownership or encumbrance (or similar certificates) from appropriate authorities evidencing that the Collateral Rig is registered in the name of the Collateral Rig Owner in the register of an applicable Acceptable Flag Jurisdiction and that the Collateral Rig is free from Liens other than Permitted Collateral Liens;
(B)a class certificate (or interim class certificate) from an Acceptable Classification Society indicating that the Collateral Rig meets the criteria specified in Section 4.17(a);
(C)if applicable, a copy of each of the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation for the Collateral Rig, together with such agreements that provide for the use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;
(D)a letter from the Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to Aon, Lockton, McGriff, JLT, Willis or Marsh, with respect to the insurance maintained by the Note Parties in respect of the Collateral Rig, (x) certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Collateral Agent as secured party and mortgagee and (ii)

conform with the insurance requirements of Section 4.08 and (y) including certificates of insurance with respect to the Insurances required by Section 4.08; and
(E)an Officer’s Certificate certifying that the requirements in the immediately preceding clauses (A) through (D) have been satisfied; and
(14)on the Escrow Release Date, on the Contract Commencement Date and in connection with any designation of a new Collateral Rig Operator, Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer or any other transfers of the Collateral Rig or Drilling Contract in accordance with Section 4.29, the Collateral Agent shall have received legal opinions addressed to the Collateral Agent from counsel to the relevant Note Parties and/or Collateral Agent in each applicable jurisdiction and covering matters consistent in scope (to the extent relevant) with the legal opinions delivered to the Collateral Agent on the Issue Date or the Escrow Release Date (as applicable) including with respect to existence, good standing, due authorization, execution, governmental approvals, entry into any relevant Security Documents, creation and perfection of the applicable Liens granted pursuant thereto, and, if applicable, enforceability of New York choice of law and New York judgment by the applicable local courts, together with an Officer’s Certificate confirming that the requirements in the immediately preceding clauses (1) through (13) remain satisfied and that the Collateral Agent is authorized to enter into the applicable Security Documents in connection therewith.

“Collateral Grantor” means the Equity Pledgor, the Collateral Rig Owner, the Collateral Rig Operator and each other Subsidiary of Holdings that becomes a party to a Security Document in connection with a Fundamental Change of the Equity Pledgor, the Collateral Rig Owner or the Collateral Rig Operator, a Collateral Rig Substitution, a Drilling Contract Substitution or a Flag Jurisdiction Transfer.

“Collateral Rig” means, at any time, as applicable, (i) the ultra-deepwater drillship “DEEPWATER AQUILA” or (ii) each Acceptable Rig that has replaced the previous Collateral Rig pursuant to a Collateral Rig Substitution.  For the avoidance of doubt, following a Collateral Rig Substitution, the Rig replaced as a Collateral Rig by an Acceptable Rig shall no longer constitute a Collateral Rig.

“Collateral Rig Indebtedness” means, as of any date of determination and without duplication, the (a) sum of all Indebtedness that is secured by a Lien on any Collateral, including the Securities minus (b) the amount on deposit in the Debt Service Reserve Account in excess of amounts required to be held therein for future interest payments.

“Collateral Rig Leverage Ratio” means, as of any date of determination, the ratio of (a) Collateral Rig Indebtedness on such date to (b) Collateral Rig Net Income for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.

“Collateral Rig Mortgage” means a first preferred or priority mortgage, as the case may be, and deed of covenants, if applicable, substantially in the form of Appendix H, as such mortgage (and deed of covenants, as applicable) may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, in each case granted by the Collateral Rig Owner in favor of the Collateral Agent, as security trustee and/or as mortgagee.

“Collateral Rig Net Income” means, for any period (subject to the last two sentences of this definition), an amount equal to:

(1)the combined revenue of the Collateral Rig Owner and the Collateral Rig Operator attributable to the Collateral Rig (including, for the avoidance of doubt, such revenue related to the Drilling Contract) for such period, plus
(2)to the extent the Collateral Rig has not earned revenue under a Drilling Contract for all or any portion of such period (as a result of not having a Drilling Contract during such period or having a Drilling Contract terminated or expired during such period), the amount of revenue estimated by Holdings in good faith to be realized as the result of the execution of any Drilling Contract or other definitive agreement awaiting execution, provided that Holdings has a reasonable good faith belief such other definitive agreement will result in an executed Drilling Contract, in either case in respect of which the Collateral Rig is expected to commence work within 9 months of such execution or definitive agreement (in each case, calculated on a pro forma basis as though such revenue had been realized on the first day of such period (or if a Drilling Contract for such Collateral Rig was so terminated or expired, the first day following such termination or expiration), net of the amount of actual revenues realized during such period from such new Drilling Contract or definitive agreement with respect to the Collateral Rig), plus
(3)to the extent deducted pursuant to clause (4) below, any Reactivation Costs, any expenses incurred in connection with a Collateral Rig shutdown, maintenance or capital expenditure or the costs of any scheduled surveys during such period, in each case, incurred during the period following the completion or expiration of the Petrobras Drilling Contract, minus
(4)operating expenses attributable to the Collateral Rig for such period (including allocated overhead expenses).

Collateral Rig Net Income shall be annualized for the three fiscal quarters ending December 31, 2024, March 31, 2025 and June 30, 2025 (such annualization to be calculated as follows: for the period ended December 31, 2024, the amount for such quarter shall be multiplied by four; for the period ended March 31, 2025, the amount for the two quarters then ended shall be multiplied by two; and for the period ended June 30, 2025, the amount for the three quarters then ended shall be multiplied by four thirds).  For the avoidance of doubt, references in this definition to the Collateral Rig Owner and the Collateral Rig Operator shall include their respective predecessors that are Subsidiaries of Holdings and owned and/or operated the Collateral Rig.

“Collateral Rig Operator” means, initially, TBL and LDWA, and thereafter any other Wholly-Owned Subsidiary of Holdings that becomes an operator of the Collateral Rig in accordance with Section 4.29 and to whom Earnings are paid.  For the avoidance of doubt, at any time (a) the Collateral Rig Operator may also be the Collateral Rig Owner, provided that the applicable Collateral and Guarantee Requirements are satisfied and (b) there may be more than one Collateral Rig Operator, provided that the applicable Collateral and Guarantee Requirements are satisfied with respect to each such Collateral Rig Operator, and at any time there is more than one Collateral Rig Operator, any reference herein to the Collateral Rig Operator shall be a reference to each Collateral Rig Operator.

“Collateral Rig Owner” means, initially, TDWA and thereafter any other Wholly-Owned Subsidiary of Holdings that acquires ownership of the Collateral Rig in accordance with Section 4.29.  For the avoidance of doubt, the Collateral Rig Owner may also be the Collateral Rig Operator, provided that the applicable Collateral and Guarantee Requirements are satisfied.

“Collateral Rig Substitution” means the exchange of the Collateral Rig for an Acceptable Rig, whether or not concurrent with a change of the Collateral Rig Owner; provided that, (i) in each case, the Collateral and Guaranty Requirements shall have been satisfied respect to such Acceptable Rig on or prior to the date on which the Collateral Rig Substitution occurs; (ii) TINC shall have given the Trustee not less than 30 days (or such shorter period permitted by the Trustee in its discretion) prior written notice before a Collateral Rig Substitution shall be effective; and (iii) the Company shall have executed and delivered to the Collateral Agent an Officer’s Certificate certifying that the replacement rig or drillship constitutes an “Acceptable Rig” under the Indenture.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Affiliates” means those Affiliates of Holdings that are not Subsidiaries of Holdings, but are variable interest entities whose accounts are consolidated with those of Holdings under GAAP.

“Consolidated Group” means, collectively, Holdings and its Subsidiaries and Consolidated Affiliates.  Each Person that is Holdings or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Net Tangible Assets” means the total amount of Holdings’ assets (less reserves and other properly deductible items) after deducting current liabilities (other than those that are extendable at Holdings’ option to a date more than 12 months after the date the amount is determined), goodwill and other intangible assets shown in Holdings’ most recent consolidated balance sheet prepared in accordance with GAAP.

“Contract Commencement Date” means the date which is five (5) Business Days prior to the date upon which the Collateral Rig is operating and earning the dayrate under and in accordance with the Drilling Contract.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Truist Bank, Corporate Trust & Escrow Services, Attn: Client Manager: Patrick Giordano - Vice President, 2713 Forest Hills Rd, Building #2, 2nd Fl., Wilson, North Carolina 27893, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities, including the Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.06) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.

“Debt Service Reserve” means, as of any date of determination, an amount equal to the sum of (a) the amount required to be applied to a mandatory redemption of the Securities on the next scheduled interest payment date in accordance with Section 3.09(a) plus (b) all interest that is scheduled to be paid by the Company under this Indenture during the immediately succeeding six months; provided, that such amount shall be increased to (i) 1.5 times the amount required to be applied to a mandatory redemption of the Securities on the next scheduled interest payment date in accordance with Section 3.09(a) plus (ii) all interest that is scheduled to be paid by the Company under this Indenture during the immediately succeeding nine months if (x) there is a casualty event (other than an Event of Loss) with respect to the Collateral Rig in excess of $50,000,000, until such time as the Collateral Rig is repaired and operational under the applicable Drilling Contract, or (y) Petrobras (or any other entity that is the counterparty under the Drilling Contract) is more than 90 days late with respect to the making of payments under the Drilling Contract in an aggregate amount in excess of $30,000,000.

“Debt Service Reserve Account” means an account established in the name of the Trustee and maintained for purpose of holding the Debt Service Reserve and any other amounts deposited therein pursuant to any Note Document or at the option of any Note Party, in each case in accordance with the terms of Section 7.10.

“Deed of Quiet Enjoyment” means (a) with respect to any Drilling Contract in effect as of the Issue Date, a letter of undertaking or deed of quiet enjoyment by and among the Collateral Rig Operator, the counterparty under the Drilling Contract and the Collateral Agent entered into from time to time substantially in the form of Appendix K, in each case, with such changes to such form as are necessary or advisable to account for local law requirements or that are required by the counterparty under a Drilling Contract and (b) with respect to any other Drilling Contract with respect to the Collateral Rig, a letter of undertaking or the deed of quiet enjoyment by and among the counterparty under such Drilling Contract, the Collateral Agent and the other parties thereto, if any, as required by the counterparty under such Drilling Contract.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 to Appendix A of this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Drilling Contract” means, at any time, as applicable, (a) collectively (I) that certain charter contract No. 5900.0124972.23.2 between LDWA and Petrobras and (II) that certain service contract No. 5900.0124973.23.2 between TBL and Petrobras, in each case for the provision of and/or the provision of services with respect to the Collateral Rig (in each case, as may be amended, restated or modified from time to time), including as the same may be (i) assigned to any other Person, so long as Petrobras or any of its Affiliates remains liable in respect of all of such Person’s obligations thereunder, (ii) assigned to any Person that, at both the execution of such assignment and the date that drilling operations commence pursuant to such assignment, (x) is an Investment Grade Counterparty or (y) whose obligations under the Drilling Contract are fully and unconditionally guaranteed by a parent that is an Investment Grade Counterparty, or (iii) assigned for a period not to exceed one year to any Person that (x) agrees to prepay, and prepays, prior to commencement of drilling operations for such Person, to the Collateral Rig Operator the aggregate dayrate associated with the lesser of (A) the assignment term and (B) at least 90 days (in each case less any portion of the aggregate dayrate that Petrobras or any Affiliate thereof remains obligated to pay under the Drilling Contract), which prepayment funds the Collateral Rig Operator agrees to have deposited into the Earnings Account and to treat as though a Blocking Notice pursuant to Section 4.15 was in effect with respect thereto for the duration of such assignment (without the need to provide any Blocked Period Withdrawal Certificate to withdraw funds from the Earnings Account, but using proceeds in the Earnings Account solely for the purposes permitted during a Blocked Period), and (y) during such assignment period, places and maintains the Required Operator Insurance with the Collateral Rig Operator and the Collateral Agent named as additional insureds; provided, that in the case of any assignment described in clauses (ii) or (iii), no subsequent assignment pursuant to any of clauses (ii) or (iii) may be made until the Drilling Rig has operated under contract for Petrobras or any Affiliate thereof for a subsequent period of at least 90 consecutive days; (b) each Acceptable Drilling Contract that has replaced the previous Drilling Contract pursuant to a Drilling Contract Substitution; and (c) following the expiration or completion of the Drilling Contract described in clause (a) of this definition (as may be replaced by an Acceptable Drilling Contract pursuant to clause (b) of this definition), any other contractual arrangement for the hiring and chartering of the Collateral Rig, in each case, as amended or otherwise modified from time to time.  Prior to any assignment under clauses (ii) or (iii) of this definition, Holdings will cause to be delivered to the Trustee and the Collateral Agent an Officer’s Certificate certifying that the applicable conditions to such assignment have been satisfied, along with copies of documentation relating to such assignment as the Trustee shall reasonably request.  Any reference in this definition to an “assignment” of the Drilling Contract may include both an assignment of rights and obligations by the assignor, and such assignment may be documented as a novation of the Drilling Contract to the extent necessary under applicable law; provided that such novation is temporary in nature and includes an automatic reversion to the assignor upon the completion of the term specified in such novation.

“Drilling Contract Substitution” means the exchange of the Drilling Contract for an Acceptable Drilling Contract, whether or not concurrent with a Collateral Rig Substitution; provided that, (i) a Deed of Quiet Enjoyment shall have been executed and delivered to the Collateral Agent on or prior to the date on which the Drilling Contract Substitution occurs; (ii) TINC shall have given the Trustee not less than 30 days (or such shorter period permitted by the Trustee in its discretion) prior written notice to the Trustee before a Drilling Contract Substitution shall be effective; and (iii) the Company shall have executed and delivered to the Collateral Agent an Officer’s Certificate certifying that the replacement drilling contract constitutes an “Acceptable Drilling Contract” under the Indenture.

“DSME” means Daewoo Shipbuilding & Marine Engineering Co., Ltd.

“Earnings” means (i) all freight, hire, income and passage moneys payable to the Collateral Rig Operator as a consequence of the operation of the Collateral Rig, including without limitation all payments under the Drilling Contract, including any termination payments or settlement payments in respect thereof, (ii) any claim under any guarantee in respect of the Drilling Contract or otherwise related to freight, hire, income or passage moneys, in each case payable to the Collateral Rig Operator as a consequence of the operation of the Collateral Rig, (iii) any other money whatsoever due or to become due to the Collateral Rig Operator in relation to the Drilling Contract and (iv) any other money received directly or indirectly under the Drilling Contract by the Collateral Rig Operator.

“Earnings Account” means the deposit account or accounts of the Collateral Rig Operator designated as such from time to time by the Collateral Rig Operator in the applicable Account Pledge Agreement into which all Earnings derived from the Drilling Contract are deposited or transferred to in accordance with Section 4.33.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, in each case, relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

“Escrow Agent” means Truist Bank, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain escrow agreement, dated as of the Issue Date, by and among the Company, Holdings, the Trustee and the Escrow Agent.

“Escrow Release Certificate” has the meaning specified in Section 14.02.

“Escrow Release Date” has the meaning specified in Section 14.02; provided, however, that if the conditions to the Escrow Release are satisfied on the Issue Date and the parties do not enter into the Escrow Agreement pursuant to Section 14.01(a), references to the “Escrow Release Date” shall refer to the “Issue Date.”

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt security that is convertible into, or exchangeable for, such interests in equity.

“Equity Pledgor” means, (i) as of the Issue Date, in the case of TDWA, Transocean Rig Ventures Limited, a Cayman Islands exempted company and in the case of LDWA, TDWA and/or (ii) after the Issue Date, any other Wholly-Owned Subsidiary of Holdings that directly owns the Equity Interests of the Collateral Rig Owner and/or a Collateral Rig Operator (other than any Equity Interests of TBL, which shall not be pledged at any time, or the Equity Interests of any Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time).

“Escrow Account” has the meaning specified in Section 14.01(a).

“Escrow Release” has the meaning specified in Section 14.02.

“Escrowed Property” has the meaning specified in Section 14.01(a).

“Event of Loss” means any of the following events: (x) the actual or constructive total loss of the Collateral Rig or the agreed or compromised total loss of the Collateral Rig; or (y) the capture, condemnation, confiscation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, the Collateral Rig.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of the Collateral Rig, at the time and on the date of such loss or if that information is not known at noon Greenwich Mean Time on the date which the Collateral Rig was last heard from; (ii) in the event of damage which results in the constructive or compromised or arranged total loss of the Collateral Rig, at the time and on the date on which notice claiming the loss of the Collateral Rig is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if the Collateral Rig shall have been returned to any Note Party following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 3.09(b), no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Account” has the meaning specified in Section 4.33.

“Existing Unsecured Notes Subsidiary Guarantor” means any Senior Guaranteed Notes Subsidiary Guarantor and any Priority Unsecured Notes Subsidiary Guarantor.

“Fitch” means Fitch Ratings Ltd. or any successor to the rating agency business thereof.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of the Collateral Rig from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied with respect to such transfer:

(1)On each Flag Jurisdiction Transfer Date, the Collateral Rig Owner shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements for the recordation substantially simultaneously with such date) in the vessel registry of the Acceptable Flag Jurisdiction where the Collateral Rig is being transferred a Collateral Rig Mortgage with respect to the Collateral Rig and the Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first preferred ship mortgage or first priority statutory mortgage, as the case may be, in and lien upon the Collateral Rig, subject only to Permitted Collateral Liens.  All filings, deliveries of instruments and other actions necessary to perfect and preserve such security interests shall have been duly effected and the Collateral Agent shall receive evidence thereof substantially concurrently therewith.
(2)On each Flag Jurisdiction Transfer Date, the Trustee shall have received from counsel to the Collateral Rig Owner practicing in those jurisdictions in which the Collateral Rig is registered after giving effect to the Flag Jurisdiction Transfer and Collateral Rig Owner is organized, opinions which shall be addressed to the Trustee and the Collateral Agent and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Trustee and (y) cover the perfection of the liens granted pursuant to the Collateral Rig Mortgage and such other matters incident thereto as the Trustee may reasonably request.
(3)Substantially simultaneously with each Flag Jurisdiction Transfer Date the Trustee shall have received (x) a certificate of ownership issued by the registry of the applicable Acceptable Flag Jurisdiction showing the registered ownership of the Collateral Rig transferred on such date in the name of the Collateral Rig Owner and (y) a certificate of ownership and encumbrance or, as applicable a transcript of registry with respect to the Collateral Rig indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Collateral Liens.
(4)On or prior to each Flag Jurisdiction Transfer Date, the Trustee shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an Officer, member, general partner or attorney in fact of the Collateral Rig Owner, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect or that no such approvals and/or consents are required and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Indenture.
(5)On each Flag Jurisdiction Transfer Date, the Collateral and Guaranty Requirements, as applicable, for the Collateral Rig shall have been satisfied.
(6)On each Flag Jurisdiction Transfer Date, no Event of Default has occurred and is continuing.
(7)On each Flag Jurisdiction Transfer Date, the Collateral Agent has received an Officer’s Certificate confirming that the requirements set forth in the immediately preceding clauses (1) through (6) have been satisfied and that the Collateral and Guaranty Requirements continue to be satisfied.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Fleet Status Report” means the Fleet Status Report issued by Holdings, which includes drilling contract information and drilling status for every Rig in the fleet of Holdings.

“Funded Debt” means Indebtedness Incurred by a Priority Unsecured Notes Subsidiary Guarantor maturing by its terms more than one year after its creation which indebtedness is classified as long term debt under GAAP, and ranks at least pari passu with TINC’s senior unsecured Indebtedness.

“Fundamental Change” has the meaning specified in Section 4.13.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) Holdings, (ii) TINC and (iii) any Collateral Rig Owner (so long as such entity owns the Collateral Rig), in each case, together with their respective successors and assigns until the Securities Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hazardous Material” has the meaning ascribed to such term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, petroleum distillates, asbestos and asbestos containing materials, polychlorinated biphenyls or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Company, the Collateral Rig Owner or the Collateral Rig Operator.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holdings” means Transocean Ltd., a Swiss corporation (Aktiengesellschaft) with its registered office at Turmstrasse 30, 6312 Steinhausen, Canton of Zug, Switzerland and the direct or indirect sole shareholder of TINC, the Collateral Rig Owner, each Equity Pledgor, the Collateral Rig Operators and the Company as of the Issue Date.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for.  The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.

“Indenture” means this Indenture as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Investment Grade Counterparty” means any Person that has a corporate, family or long-term unsecured debt credit rating (as applicable) that is Investment Grade from at least two of the Rating Agencies.

“Issue Date” means October 11, 2023.

“LDWA” means Liquila DWA LLC, a limited liability company organized in Hungary with its registered office at H-2724 Újlengyel, Petőfi Sándor utca 40, Hungary.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.

“Make-Whole Premium” shall mean, with respect to any Securities on any applicable date of repayment following acceleration of the Securities or redemption on or prior to September 30, 2025, the greater of:

(1)1% of the principal amount of the Securities being repaid following acceleration of the Securities (including following a bankruptcy event of default) or redeemed; and
(2)if such repayment or redemption occurs on or prior to September 30, 2025, an amount equal to the excess, if any, of (a) the present value (at such date of repayment or redemption) of the sum of (i) 104.00% of the principal amount of the Securities being repaid following acceleration of the Securities (including following a bankruptcy event of default) or redeemed at September 30, 2025  plus (ii) all required payments of interest on the Securities being repaid or redeemed, in each case, through September 30, 2025 (excluding accrued and unpaid interest to the date of repayment or redemption and any interest accruing at the default rate) over (b) the principal amount of the Securities being repaid or redeemed.

The present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points.  The Make-Whole Premium will be calculated by the Company in accordance with the formula set forth above.

“Master Services Agreement” means that certain Master Services Agreement, effective as of January 1, 2008, by and among Transocean Offshore Deepwater Drilling Inc., GlobalSantaFe Corporate Services Inc., TINC and certain Affiliates (as defined therein) of Transocean Offshore Deepwater Drilling Inc. party thereto from time to time, as amended.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of the Company, Holdings and other Members of the Consolidated Group, taken as a whole, (ii) the Company’s or any Guarantor’s ability to perform any of its payment obligations under this Indenture or the other Note Documents, or (iii) the rights and remedies of the Trustee, the Collateral Agent and/or the Holders under this Indenture and the other Note Documents.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, automatic acceleration in accordance with Section 6.02 hereof, notice of redemption, exercise of a Holder’s option to require the Company to purchase or repay the Security, or otherwise.

“Maturity Date” means September 30, 2028.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Recourse Debt” means (i) any Indebtedness Incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or Incurred in connection with the foregoing for, any Rig, which Indebtedness does not provide for recourse against Holdings, TINC or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary with respect to customary non-recourse exceptions, and such recourse as exists under a Performance Guarantee given for the benefit of such Project Financing Subsidiary) or any property or asset of Holdings, TINC or any other Member of the Consolidated Group (other than equity interests of, and such Rig and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guarantee given for the benefit of such Project Financing Subsidiary) and (ii) any Refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs Incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the Refinancing, increase the property subject to any Lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.

“Note Documents” means this Indenture, the Securities, the Securities Guarantees, each Deed of Quiet Enjoyment and each Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Note Party” means each of (i) the Company, (ii) Holdings, (iii) TINC, (iv) the Collateral Grantors and (v) each Guarantor.

“Notes Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any other Note Party arising under this Indenture, the Securities, the Securities Guarantees and the Security Documents (including all principal, premium (including the Make-Whole Premium), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any other Note Party of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offering Memorandum” means the offering memorandum dated as of September 26, 2023 relating to the offering of the Securities on the Issue Date.

“Officer” means, with respect to any Person, any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer, any Assistant Treasurer, any Director or the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed by any Officer of such Person, and delivered to the Trustee or the Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for a Note Party, and who shall be reasonably acceptable to the Trustee or the Collateral Agent, as applicable.

“Organizational Documents” with respect to any Person shall mean, as applicable, such Person’s memorandum of association or certificate of incorporation, memorandum and articles of association, certificate of formation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, limited liability company agreement or partnership agreement or, in each case, equivalent organizational documents.

“Outstanding”, when used with respect to Securities, means, as of any date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(3)Securities, except to the extent provided in Section 8.02 and Section 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8; and
(4)Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Parent Company” means with respect to any Person, such other Person, together with any sister company of such other Person, that collectively own, directly or indirectly, 100% of the outstanding equity interests of that Person.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Performance Guarantees” means all guarantees of TINC, Holdings, or any other Member of the Consolidated Group delivered in connection with the construction financing of Rigs for which firm drilling contracts have been obtained by TINC, Holdings or any other Member of the Consolidated Group.

“Performance Letters of Credit” means all letters of credit issued as support for Non-Recourse Debt or a Performance Guarantee.

“Permitted Collateral Liens” means the following types of Liens:

(a)Liens securing the Notes Obligations;
(b)until the Escrow Release Date, any Liens securing obligations that are repaid on or before the Escrow Release Date;
(c)statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;
(d)Liens for taxes or assessments or governmental charges or levies (i) that are not yet delinquent, or which can thereafter be paid without penalty, in each case such that the Lien cannot be enforced or (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP;
(e)Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and
(f)Liens Incurred in the ordinary course of business of the Note Parties arising from Collateral Rig chartering, drydocking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to the Collateral Rig or masters, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, (i) which were not Incurred or created to secure the payment of Indebtedness and (ii) (x) for payments not more than ninety (90) days past-due, or which can thereafter be paid without penalty or (y) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP.

“Permitted Jurisdiction” means, (i) with respect to the Collateral Rig Owner, any of Brazil, Bermuda, Norway, Switzerland, England and Wales, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, the Cayman Islands, Denmark, the Netherlands, or the United States (or any State thereof, including the District of Columbia) or (ii) with respect to the Collateral Rig Operator, any of Brazil, Bermuda, Switzerland, England and Wales, the United Kingdom, Scotland, Luxembourg, Ireland, Hungary, the Marshall Islands, the Cayman Islands, Denmark, Mexico, the United States (or any State thereof, including the District of Columbia), any current or former member of the European Union, the British Virgin Islands, the Bahamas or Colombia.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any governmental authority.

“Petrobras” means Petróleo Brasileiro S.A.

“Petrobras Drilling Contract” means the Drilling Contract described in clause (a) of the definition of “Drilling Contract”.

“Priority Unsecured Notes Subsidiary Guarantor” means a “Subsidiary Guarantor” as defined in the 2025 Notes Indenture, the 2026 Notes Indenture, the 2027 Notes Indenture or the 2029 Guaranteed Senior Exchangeable Bonds Indenture.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“Project Financing Subsidiary” means any Subsidiary of Holdings or TINC (other than TINC and the Priority Unsecured Notes Subsidiary Guarantors) created for the sole purpose of Incurring Non-Recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or Incurred in connection with the foregoing for, any Rig, and to conduct the business activities for which such Non-Recourse Debt was Incurred, provided that substantially all of the assets of such Person are comprised of such Rig so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Local Partner” means any Person that is required or necessary under local law to own Equity Interests in the Collateral Rig Operator as a condition for the operation of the Collateral Rig in such jurisdiction, subject to receipt by the Collateral Agent of an agreement in writing whereby such Person:

(1)acknowledges the Liens granted in favor of the Collateral Agent to secure the Notes Obligations (a) on the Earnings under the Assignment of Earnings, (b) on the Earnings Account under the Account Pledge Agreement and any account control agreement related thereto and (c) on the Equity Interests of the Collateral Rig Operator owned by the Equity Pledgor under the applicable Share Pledge Agreement;
(2)acknowledges that pursuant to the applicable Share Pledge Agreement, the Collateral Agent has the right to foreclose on the Equity Interests of the Collateral Rig Operator owned by the applicable Equity Pledgor and by way of such foreclosure the Collateral Agent shall have the right to transfer such Equity Interests of the Collateral Rig Operator to a Person who is not an Affiliate of Holdings, and such Person agrees that it (a) will not object to any such foreclosure or transfer and (b) will cooperate with the Collateral Agent in connection with any such foreclosure or transfer;
(3)agrees that it will not take any action that would (a) have the effect of restraining or interfering in any material respect with the assertion by the Collateral Agent or any other Secured Creditor of any claims, or the exercise by the Collateral Agent or any other Secured Creditor of any rights that any of them may at any time have, against the Collateral Rig Operator, any of its direct or indirect Subsidiaries or any of their respective assets, pursuant to or in connection with the Note Documents or (b) otherwise interfere in any material respect with any obligations of the Collateral Rig Operator under the Note Documents;
(4)agrees that it shall only have the right to receive de minimis dividends, other similar payments or distributions from the Collateral Rig Operator to the extent required or necessary under local law, including upon any liquidation, dissolution or winding up of the Collateral Rig Operator; and
(5)agrees that it shall not sell, transfer, pledge or encumber the Equity Interests it owns in the Collateral Rig Operator.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for any reason that is beyond the Company’s control, the Company may select (as certified by a resolution of the Company’s board of directors or other equivalent governing body) a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reactivation Costs” means any and all costs and expenses associated with the reactivation of a Rig from a stacked condition incurred or accrued through the date such Rig commences commercial operation pursuant to a drilling contract.

“Refinancing” has the meaning specified in Section 4.06(a)(13).

“Required Operator Insurance” means operators extra expenses and excess liabilities insurance, in each case, (i) issued by a commercial insurer(s) with a rating from A.M. Best Company, Inc. or S&P of “A” or better and (ii) with policy limits at least equal to the amount payable if the Securities were called for redemption in full on the first day of the applicable assignment.

“Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.

“Restricted Global Security” means 144A Global Securities and Regulation S Global Securities.

“Restricted Property” means (a) any Rig; provided that no Rig that has a gross book value of less than 1% of TINC’s Consolidated Net Tangible Assets will be deemed to be a “Rig” for purposes of this clause (a) or (b) the stock of any Subsidiary of TINC owning or leasing a Rig referred to in clause (a).

“Revolving Credit Facility” means the Credit Agreement, dated as of June 22, 2018, among, inter alia, TINC, Citibank, N.A., as administrative agent and collateral agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time.

“Rig” means any drilling rig or drillship that TINC or any of its Subsidiaries leases or owns, either entirely or in part.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which TINC, Holdings or any of its Subsidiaries leases any Rig that has been or is to be sold or transferred by TINC, Holdings or any of its Subsidiaries to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between TINC, Holdings and any of its Subsidiaries or between any of its Subsidiaries, (3) leases of a Rig executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of, the Rig, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including the Patriot Act and those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Norway, and the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Creditors” means the Holders of the Securities, the Trustee and the Collateral Agent, each in their respective capacities.

“Securities” means the 8.0000% Senior Secured Notes due 2028 issued on the Issue Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Guarantee” means each Guarantee of the obligations with respect to the Securities issued by a Guarantor pursuant to the term of this Indenture.

“Security Documents” means each Share Pledge Agreement, each Account and Receivables Pledge Agreement and any account control agreement related thereto, each Account Pledge Agreement and any account control agreement related thereto, each Assignment of Earnings, each Assignment of Insurances, each Assignment of Charter, the Collateral Rig Mortgage, and, after the execution and delivery thereof, each additional security document that grants a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors that is executed pursuant to Section 4.27 or in connection with a Fundamental Change, Collateral Rig Substitution, Drilling Contract Substitution or Flag Jurisdiction Transfer.

“Senior Guaranteed Notes Subsidiary Guarantor” means a “Subsidiary Guarantor” as defined in the 2027 Senior Guaranteed Notes Indenture, and the 2025 Senior Guaranteed Exchangeable Bonds Indenture.

“Share Pledge Agreement” has the meaning given such term in the definition of Collateral and Guaranty Requirements.

“Signature Law” has the meaning specified in Section 15.09.

“SMR Notice” has the meaning specified in Section 3.11(a).

“SMR Outside Date” has the meaning specified in Section 3.11(a).

“Special Mandatory Redemption” has the meaning specified in Section 3.11(c).

“Special Mandatory Redemption Date” has the meaning specified in Section 3.11(b).

“Special Mandatory Redemption Event” has the meaning specified in Section 3.11(a).

“Special Mandatory Redemption Price” has the meaning specified in Section 3.11(b).

“Stated Maturity” means with respect to any Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment thereof, or any installment of interest thereon, is scheduled to be due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to such date.

“Subsidiary” means, for any Person, any other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries.

“Swiss Group Company” means Holdings and any Subsidiary of Holdings organized in Switzerland.

“Swiss Guarantor” has the meaning specified in Section 13.02(b).

“Swiss Security Documents” has the meaning specified in Section 12.05.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Taxing Jurisdiction” has the meaning specified in Section 13.01(a).

“TBL” means Transocean Brasil Ltda., a Brazil limited liability company.

“TDWA” means Transocean DWA Limited, a Cayman Islands exempted company.

“TINC” means Transocean Inc., a Cayman Islands exempted company that as of the Issue Date is a direct Wholly-Owned Subsidiary of Holdings.

“Total Consolidated EBITDA” means, for any period, the consolidated net income (as determined in accordance with GAAP) of the Consolidated Group for such period (i) before deducting therefrom any provision for taxes that would be included in determining such net income, (ii) before deducting therefrom any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized that would be included in determining such net income, (iii) before deducting therefrom any amount attributable to the amortization, depreciation or impairment of assets that would be included in determining such net income, (iv) before taking into account any exceptional items that would be included in determining such net income and (v) before deducting therefrom any amount attributable to Reactivation Costs.  For purposes of calculating Total Consolidated EBITDA:

(a)acquisitions that have been made by any Member of the Consolidated Group, including through mergers, consolidations or otherwise, and including in each case any related financing transactions (including repayment of Indebtedness) during the relevant reference period or subsequent to such reference period and on or prior to the date on which the calculation of Total Consolidated EBITDA is made (the “Calculation Date”), will be given pro forma effect as if they had occurred on the first day of the applicable reference period, including any consolidated net income and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, provided that such cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto; and
(b)the consolidated net income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.

“Total Consolidated Indebtedness” means, as of any date of determination and without duplication, the sum of all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of Holdings prepared in accordance with GAAP.  Notwithstanding anything to the contrary in this Indenture, for purposes of calculating Total Consolidated Indebtedness pursuant to the terms of this Indenture, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2017 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Consolidated Indebtedness on such date to (b) Total Consolidated EBITDA for the most recently ended four full consecutive fiscal quarters ended on or immediately prior to such date.

“Treasury Rate” means as of any date of redemption of the Securities, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to September 30, 2025; provided, however, that if the period from the redemption date to September 30, 2025 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to September 30, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will (1) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date, and (2) prior to such redemption date file with the Trustee an Officer’s Certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trustee Acknowledgement” has the meaning specified in Section 14.02.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Securities” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 4.07.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares or capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person whose Equity Interests are 100% owned by such Person directly or indirectly, except to the extent that the Equity Interests of such other Person are held by a Qualified Local Partner, but only to the minimum extent necessary under local law for the operation of the Collateral Rig in such jurisdiction.

Section 1.02.Other Definitions.
Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Agent Members”	Appendix A 2.1(b)
“Appendix A”	Section 2.01
“Change of Control Offer”	Section 4.02(a)
“Change of Control Payment Date”	Section 4.02(b)(4)
“covenant defeasance”	Section 8.03
“defeasance”	Section 8.02
“DTC”	Section 2.03
“Event of Default”	Section 6.01
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	Section 11.01
“Initial Lien”	Section 4.04(c)
“Paying Agent”	Section 2.03
“Registrar”	Section 2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Trust Indenture Act”	Section 1.06
“U.S. Government Obligations”	Section 8.04

Section 1.03.Rules of Construction.  Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” means including without limitation;
(5)words in the singular include the plural and words in the plural include the singular;
(6)all references to the date the Securities were originally issued shall refer to the Issue Date;

(7)unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
(8)references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(9)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;
(10)in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company, other applicable Note Party or Subsidiary of Holdings may classify, divide or reclassify such transaction as it, in its sole discretion, determines; and
(11)all references to a “first-priority perfected Lien” in this Indenture shall be understood to be subject to Permitted Collateral Liens.
Section 1.04.Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Transocean Offshore Deepwater Drilling Inc., 1414 Enclave Parkway, Houston, Texas 77077 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Securities Guarantees, this Indenture or any other Note Document that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Securities or Securities Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 15.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities Guarantees, the Securities and any other Note Document, to the extent permitted by law.

Section 1.05.Currency.  References herein to “$”are to lawful money of United States of America.
Section 1.06.No Incorporation by Reference of Trust Indenture Act.  This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture.  As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.
Article 2
The Securities
Section 2.01.Form and Dating.  Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit 1.1 to Appendix A, which are hereby incorporated in, and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.
Section 2.02.Execution and Authentication.  An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Section 15.02 and Section 15.03, shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $325,000,000.  Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03.Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06.  The Company may change the Paying Agent or Registrar without prior notice to the Holders.  The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

Section 2.04.Paying Agent To Hold Money in Trust.  Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or any of its Affiliates acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Section 2.05.Lists of Holders of Securities.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
Section 2.06.Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A hereto) are met.  When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07.Replacement Securities.  If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08.Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09.Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.
Section 2.10.Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its retention policy then in effect, unless  the Company directs the Trustee in writing to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
Section 2.11.Defaulted Interest.  If the Company defaults in a payment of principal, interest or any other amount on the Securities, the Company shall pay defaulted interest at the rate specified in the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders of Securities on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon written request of the Company, the Trustee in the name and at the expense of the Company) will send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.  The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

Section 2.12.CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
Article 3
Redemption
Section 3.01.Notices to Trustee.  If the Company elects to redeem Securities pursuant to Section 3.08 or Section 3.10, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least five Business Days prior to the giving of notice of a redemption unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officer’s Certificate from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02.Selection of Securities to Be Redeemed.  Other than with respect to redemptions pursuant to Section 3.09(a), if fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (1) if such Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed, (2) if such Securities are not so listed but are in global form, then in accordance with the procedures of the Depositary or (3) if such Securities are not so listed and are not in global form, then on a pro rata basis, although no Security of $2,000 in original principal amount or less will be redeemed in part.  Securities and portions of them the Trustee selects shall be in minimum principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
Section 3.03.Notice of Redemption.  At least 10 days but not more than 60 days before a date for redemption of Securities, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary.  Notwithstanding the above, when notice has to be given to a holder of a Global Security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.  Notices to the Trustee may be given by email in PDF format.  Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering of shares, capital stock, other offering or other corporate transaction or event.  In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.  The Company shall provide written notice of the delay of such redemption date or the rescission of such notice of redemption (and rescission and cancellation of the redemption of the Securities) to the Trustee no later than 10:00 a.m. Eastern Time (subject to the Applicable Procedures) on the redemption date or the redemption date as so delayed. Upon receipt of such notice of the delay of such redemption date or the rescission of such notice of redemption, such redemption date shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Securities shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

The notice shall identify the Securities to be redeemed (including the issue date thereof and the certificate number) and shall state:

(1)the redemption date;
(2)the redemption price;
(3)the name and address of the Paying Agent;
(4)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(5)if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
(6)that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(7)the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;
(8)any conditions precedent to the redemption of the Securities; and
(9)that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with an Officer’s Certificate delivered at least five Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) requesting that the Trustee give such notice of redemption and containing the information required by this Section.

Section 3.04.Effect of Notice of Redemption.  Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 3.05.Deposit of Redemption Price.  On or prior to 11:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any of its

Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.06.Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
Section 3.07.Open Market Repurchase.  The Company, Holdings and its other Subsidiaries may at any time and from time to time acquire Securities through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company, Holdings or its Subsidiaries may determine; provided that, any Securities acquired by the Company, Holdings and its other Subsidiaries shall promptly be surrendered to the Trustee for cancellation.  Any such acquisition shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.
Section 3.08.Optional Redemption.
(a)On or prior to September 30, 2025, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(b)After September 30, 2025, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning after September 30 of the years set forth below:
Year	Percentage
2025	104.00%
2026	102.00%
2027 and thereafter	100.00%

(c)Notwithstanding the foregoing, in connection with any tender offer for the Securities, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the Outstanding Securities validly tender and do not validly withdraw such Outstanding Securities in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Outstanding Securities validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Securities that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.  In determining whether the Holders of at least 90% of the aggregate principal amount of the Outstanding Securities have validly tendered and not validly withdrawn such Securities in a tender offer, including a Change of Control Offer, the Securities owned by the Company or its Affiliates or by funds controlled or managed by any Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer.
(d)Any redemption pursuant to this Section 3.08 shall be made pursuant to Section 3.01 through Section 3.06.
Section 3.09.Mandatory Redemption.
(a)Commencing on September 30, 2024, and on each subsequent interest payment date set forth below, the Company shall redeem the Securities, in part, on a pro rata pass-through distribution of principal basis, in an aggregate principal amount set forth with respect to such interest payment date in the table below, at a cash redemption price equal to 100% of the portion of the principal amount of the Securities redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.
Interest Payment Dates	Principal Amount to be Redeemed On the Applicable Interest Payment Date
September 30, 2024, March 31, 2025 and September 30, 2025	$30,000,000
March 31, 2026, September 30, 2026 and March 31, 2027	$35,000,000

(b)On the date that is the earlier of (x) 120 days after the occurrence of an Event of Loss and (y) ten Business Days after the full amount of the insurance proceeds in connection with such Event of Loss are received by any Note Party or other Subsidiary of Holdings, the Company shall redeem 100% of the aggregate principal amount of the Outstanding Securities, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided that if the Collateral Rig is replaced pursuant to a Collateral Rig Substitution before the applicable date specified in the immediately preceding subclauses (x) and (y), no redemption shall be required under this Section 3.09(b).
(c)On the date that is 90 days after the earlier of (i) the early termination of the Petrobras Drilling Contract (other than any such early termination in the last year of the initial term of the Petrobras Drilling Contract that is agreed to by the applicable Subsidiary of Holdings in connection with the commencement of a new Drilling Contract for the Collateral Rig) or (ii) the expiration of any period prior to the expiration or such early termination of the Petrobras Drilling Contract for which the dayrate under the Petrobras Drilling Contract is at zero rate for 365 consecutive days, the Company shall redeem 100% of the aggregate principal amount of the Outstanding Securities, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest thereon to, but not including, the date of redemption; provided that if the Petrobras Drilling Contract is replaced pursuant to a Drilling Contract Substitution, the termination of the Petrobras Drilling Contract is rescinded or operations have re-commenced under the Petrobras Drilling Contract such that the dayrate is no longer zero (each a “Cure Event”), in each case, before the applicable redemption date specified in this Section 3.09(c), no redemption shall be required under this Section 3.09(c).
(d)Any redemption pursuant to this Section 3.09 shall be made pursuant to Section 3.02, Section 3.04, Section 3.05 and Section 3.06, and the notices described in Section 3.01 and Section 3.03 will be given as soon as practicable for any mandatory redemption pursuant to Section 3.09(b) or 3.09(c), but such notices shall not be required for any mandatory redemption pursuant to Section 3.09(a).  Notices of redemption pursuant to Section 3.09 may not be subject to conditions precedent; provided, however, that a notice of redemption pursuant to Section 3.09(c) may be rescinded if, on or prior to the last Business Day preceding the redemption date, the Company provides notice to the Trustee that a Cure Event with respect to such mandatory redemption has occurred.
Section 3.10.Tax Redemption.

(a)The Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if the Company determines that:

(1)as a result of (A) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (B) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after (i) September 26, 2023, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, the Company or such successor, as applicable, have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 13.01 with respect to any Security; or
(2)on or after (i) September 26, 2023, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands or Switzerland becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the Cayman Islands or Switzerland (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in Section 3.10(a)(1), whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Securities, and, in any such case, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company.
(b)In the event that the Company elects to redeem the Securities pursuant to Section 3.10(a), the Company shall deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to redeem the Securities pursuant to their terms, and the Trustee will accept and shall be entitled to rely absolutely and without further inquiry on such Officer’s Certificate as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.  Any redemption pursuant to Section 3.10(a) shall be made pursuant to Section 3.01, Section 3.04, Section 3.05 and Section 3.06, and the notice described in Section 3.03 will be given as soon as practicable.
Section 3.11.Special Mandatory Redemption.
(a)A “Special Mandatory Redemption Event” shall be deemed to have occurred if the Company notifies the Escrow Agent and the Trustee in writing (the “SMR Notice”) at any time on or prior to February 8, 2024 (the “SMR Outside Date”) that one or more of the conditions precedent to the delivery of the Escrow Release Certificate is unable to be satisfied (and specifying which such conditions).

(b)Within three (3) Business Days following the delivery of the SMR Notice, the Company will provide notice of the Special Mandatory Redemption Event to the Holders and send electronically, or cause to be sent electronically, notice of the Special Mandatory Redemption Event to the Escrow Agent with a copy to the Trustee, stating that a Special Mandatory Redemption Event has occurred and that all of the Securities will be redeemed on the redemption date set forth in such notice (which redemption date will be no later than five (5) Business Days and no sooner than two (2) Business Days from the date such notice is sent electronically), in each case in accordance with the applicable provisions of this Indenture (the “Special Mandatory Redemption Date”). The notice shall state that in accordance with the applicable provisions of this Indenture, all of the outstanding Notes shall be redeemed at a redemption price (the “Special Mandatory Redemption Price”) equal to 100% of the initial offering price of the Notes set forth on the cover page of the Offering Memorandum, plus accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date, automatically and without any further action by the Holders.
(c)Upon the occurrence of a Special Mandatory Redemption Event, the Escrow Agreement will provide that the Escrow Agent will release all Escrowed Property from the Escrow Account to the Trustee to fund the redemption of all of the Securities (the “Special Mandatory Redemption”) at the Special Mandatory Redemption Price. In the event that the Special Mandatory Redemption Price payable upon such Special Mandatory Redemption exceeds the amount of the applicable Escrowed Property, the Note Parties will be required to fund the difference between the applicable Special Mandatory Redemption Price and the amount of the Escrowed Property, plus fees and expenses of the Trustee and the Escrow Agent then due and payable by the Note Parties pursuant to the Note Documents. On the Special Mandatory Redemption Date, the Trustee will pay to the Company any Escrowed Property in excess of the amount necessary to consummate the Special Mandatory Redemption of the Securities on the Special Mandatory Redemption Date. Any redemption pursuant to this Section 3.11 shall be made pursuant to Section 3.01, Section 3.04 and Section 3.05.
(d)Upon the earlier to occur of (i) the Escrow Release or (ii) the redemption of the Notes in accordance with Section 3.11(c), the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.
Article 4
Covenants
Section 4.01.Payment of Securities.  The Company shall promptly pay the principal of (and premium including the Make-Whole Premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, premium and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. Eastern time on the due date money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.Change of Control Repurchase Event.

(a)Upon the occurrence of a Change of Control Repurchase Event, unless all Securities have been called for redemption pursuant to Section 3.08 or Section 3.09, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Securities to repurchase all or any part (in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment.

(b)Within 45 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall send, or cause to be sent, or when the Securities are in the form of Global Securities, send by electronic means pursuant to the Applicable Procedures a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event offering to repurchase the Securities on the Change of Control Payment Date specified in such notice and specifying:
(1)if applicable, that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Securities at a repurchase price in cash equal to the Change of Control Payment and that all Securities timely tendered will be accepted for payment;
(2)the circumstances and relevant facts regarding such Change of Control;
(3)the instructions, as determined by the Company, consistent with this Section 4.02, that a Holder must follow in order to have its Securities purchased;
(4)the Change of Control Payment and the repurchase date, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);
(5)the CUSIP number for the Securities;
(6)that any Security not tendered will continue to accrue interest;
(7)that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(8)that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities to the Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Payment Date;
(9)that Holders will be entitled to withdraw their election referred to in clause (8) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased;
(10)that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion will be equal to a minimum of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and
(11)if such notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(c)The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.02, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02 by virtue of such conflict.
(d)On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Trustee or the Paying Agent, as applicable, an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and
(3)deliver or cause to be delivered to the Trustee or the Paying Agent, as applicable, the Securities so accepted by the Company, for cancellation, together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
(e)The Trustee or the Paying Agent, as applicable, will promptly send to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
(f)The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.
(g)The provisions set forth in this Section 4.02 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Securities.
Section 4.03.Corporate Existence.  Each of the Company and Holdings will, and Holdings will cause the other Note Parties to, preserve and maintain its organizational existence, except (i) for mergers or other business combinations not prohibited by Section 4.13 and Section 5.01, (ii) where the failure to preserve, renew or keep in full force and effect the existence of the Company, Holdings or any other Note Party would not reasonably be expected to have a Material Adverse Effect, (iii) in connection with the sale, lease, transfer or other disposition of assets (or equity interests) not otherwise prohibited by this Indenture or (iv) as otherwise expressly permitted in this Indenture.
Section 4.04.Limitation on Liens.
(a)The Company shall not create, Incur, assume or suffer to exist any Lien of any kind on any of its property or assets other than Liens arising by operation of law.

(b)The Collateral Rig Owner shall not and Holdings shall not permit the Collateral Rig Operator (other than TBL) or the Equity Pledgor to create, Incur, assume or suffer to exist any Lien of any kind on any Collateral except for Permitted Collateral Liens.
(c)TINC shall not, and shall not permit or allow any of its Subsidiaries to, create, assume or suffer to exist any Lien on any Restricted Property to secure any Indebtedness of TINC, any of its Subsidiaries or any other Person (such Lien, the “Initial Lien”), without making effective provision whereby the Indenture and the Securities then Outstanding shall be directly secured equally and ratably with, or prior to, the Indebtedness secured by such Initial Lien for so long as such Indebtedness shall be so secured, except that the foregoing shall not prevent TINC or any of its Subsidiaries, other than the Company, the Collateral Rig Owner, and the Collateral Rig Operator (other than TBL) which shall be governed by the restrictions set forth in clause (a) or (b) above, as applicable, from creating, assuming or suffering to exist Liens of the following character:
(1)Liens existing on the Issue Date (other than Liens securing the Revolving Credit Facility on the Issue Date) and Liens under the Note Documents;
(2)Liens already existing on any particular Restricted Property at the time such Restricted Property is acquired,
(3)Liens already existing on Restricted Property of a corporation or other entity at the time it becomes a Subsidiary of TINC;
(4)Liens securing Indebtedness Incurred pursuant to clause (3) or clause (10) of Section 4.06(a);
(5)Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;
(6)Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by TINC or any of its Subsidiaries, or deposits or pledges to obtain the release of any of the foregoing;
(7)pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which TINC or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of TINC or any of its Subsidiaries, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which TINC or any of its Subsidiaries is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(8)Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against TINC or any of its Subsidiaries with respect to which TINC or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens Incurred by TINC or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which TINC or such Subsidiary is a party;
(9)Liens for taxes or assessments or governmental charges or levies (i) not yet due or delinquent, or which can thereafter be paid without penalty, or (ii) which are being contested in good faith by appropriate proceedings;
(10)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above, so long as the principal amount of the Indebtedness secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is Incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and
(11)any Lien not permitted by clauses (1) through (10) above securing Indebtedness, if after giving effect thereto, Aggregate Debt would not exceed the greater of (i) $1.4 billion and (ii) 10.0% of Consolidated Net Tangible Assets measured at the time of Incurrence of and after giving effect to such Incurrence;

provided that, notwithstanding the foregoing, at no time shall TINC or any Subsidiary thereof create, Incur, assume or suffer to exist any Lien of any kind on any Collateral, except for Permitted Collateral Liens.

Section 4.05.Limitation on Indebtedness.

(a)The Company shall not Incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents and (ii) intercompany Indebtedness permitted by Section 4.06(a)(3).

(b)The Collateral Rig Owner shall not Incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents, (ii) Indebtedness that is repaid on or before the Escrow Release Date, (iii) Indebtedness (other than for borrowed money) Incurred in the ordinary course of business in connection with the ownership and/or operation of the Collateral Rig, and (iv) if the Collateral Rig Owner is or becomes an operator of the Collateral Rig, intercompany Indebtedness permitted by Section 4.06(a)(3) solely for the purpose of funding working capital and other operational matters in connection with such operation of the Collateral Rig.
(c)Holdings shall not permit the Collateral Rig Operator (other than TBL) to Incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness under the Note Documents, (ii) Indebtedness that is repaid on or before the Escrow Release Date, (iii) Indebtedness (other than for borrowed money) Incurred in the ordinary course of business in connection with the ownership and/or operation of the Collateral Rig, and (iv) intercompany Indebtedness permitted by Section 4.06(a)(3) solely for the purpose of funding working capital and other operational matters.

Section 4.06.Limitation on Subsidiary Indebtedness.

(a)TINC shall not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness other than:

(1)(i) existing Indebtedness of a Subsidiary of TINC outstanding on the Issue Date (other than Indebtedness described in clauses (2) and (13) of this Section 4.06(a)) and (ii) Indebtedness that is repaid on or before the Escrow Release Date;
(2)Indebtedness represented by the Securities or the Securities Guarantees;
(3)intercompany loans and advances between or among Holdings, TINC and the Subsidiaries of TINC; provided that (a) if the obligor on such intercompany loan or advance is the Company or a Guarantor, then such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Notes Obligations; and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings, TINC or a Subsidiary of TINC and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings, TINC or a Subsidiary of TINC, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (3);
(4)Indebtedness under any Interest Rate Protection Agreement or any Currency Rate Protection Agreements;
(5)Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) business day before being included in such aggregate amount;
(6)Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into TINC or any other Member of the Consolidated Group and not Incurred in contemplation of such transaction, and extensions, renewals or Refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or Refinancing);
(7)Indebtedness (i) under Performance Guarantees and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;
(8)Indebtedness Incurred by any Existing Unsecured Notes Subsidiary Guarantor in an aggregate amount at any one time outstanding under this clause (8) not to exceed the greater of (x) $1.6 billion and (y) 10.0% of Consolidated Net Tangible Assets measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence;
(9)Indebtedness of any Existing Unsecured Notes Subsidiary Guarantor that is subordinate in right of payment to any applicable “Securities Guarantee” (as defined in each of the 2025 Notes Indenture, the 2026 Notes Indenture, the 2027 Notes Indenture, the 2025 Senior Guaranteed Exchangeable Bonds Indenture, the 2027 Senior Guaranteed Notes Indenture and the

2029 Guaranteed Senior Exchangeable Bonds Indenture) of such Existing Unsecured Notes Subsidiary Guarantor;
(10)Indebtedness Incurred to finance the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any Rig (including (i) the purchase of the Equity Interests of any entity whose assets consist primarily of Rigs and/or other assets related thereto and (ii) any Guarantees of the Revolving Credit Facility provided to permit the Incurrence of such Indebtedness thereunder); provided that the Indebtedness was Incurred prior to, at the time of or within 12 months after that event and the aggregate principal amount of such Indebtedness does not exceed 85% of the price of such acquisition, construction, alteration, repair or improvement;
(11)Indebtedness Incurred by any Parent Company of any Existing Unsecured Notes Subsidiary Guarantor only for so long as (x) such Person is a Parent Company of any Existing Unsecured Notes Subsidiary Guarantor (including, as of the Issue Date, Transocean Holdings 1 Limited, Transocean Holdings 2 Limited or Transocean Holdings 3 Limited) and (y) such Indebtedness is unsecured; provided that if either (x) such Person ceases to be a Parent Company of such Existing Unsecured Notes Subsidiary Guarantor or (y) such Indebtedness is secured, such Indebtedness would need to be permitted under another clause of this Section 4.06(a) other than pursuant to this clause (11) or clause (13) below;
(12)Indebtedness Incurred pursuant to Credit Facilities in an aggregate amount at any one time outstanding under this clause (12) not to exceed the greater of (i) $2.4 billion and (ii) 10.0% of Consolidated Net Tangible Assets, less the total Aggregate Debt outstanding at the time of such Incurrence (without double counting for Aggregate Debt Incurred under this clause (12)), measured at the time of Incurrence of any such Indebtedness and after giving effect to such Incurrence; and
(13)any extension, renewal, refunding, replacement or refinancing (collectively, a “Refinancing”) of Indebtedness Incurred pursuant to Section 4.06(a) (1), (2), (10) and this clause (13), provided, that such Refinancing Indebtedness will not exceed the principal amount of Indebtedness so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such Refinancing, the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased;

provided that, notwithstanding the foregoing, at no time shall the Company, the Collateral Rig Owner or the Collateral Rig Operator (other than TBL) be permitted to Incur Indebtedness other than pursuant to Section 4.05.

(b)Indebtedness permitted by Section 4.06(a) need not be permitted solely by reference to one provision of Section 4.06(a) permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.06(a) permitting such Indebtedness.  In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.06(a), TINC shall be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses of Section 4.06(a).

(c)The limitations on Subsidiary Indebtedness contained in Section 4.06(a) shall be suspended during any such time as (i) the Securities are rated Investment Grade by at least two of three of Moody’s, S&P or Fitch and (ii) no Default or Event of Default has occurred and is continuing under this Indenture.
Section 4.07.Limitation on Sale and Lease Back Transactions.  Each of TINC and Holdings shall not enter into any Sale and Leaseback Transaction covering any Rig, nor permit any of its Subsidiaries so to do, unless either:
(a)TINC, Holdings or such Subsidiary would be entitled to Incur Indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Outstanding Securities) because such Liens would be of such character that no violation of the provisions of Section 4.04 would result, or
(b)TINC or Holdings, as applicable, during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of any Rig or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction;

provided that, notwithstanding the foregoing, the Collateral Rig Owner may not enter into any Sale and Leaseback Transaction covering the Collateral Rig.

Section 4.08.Maintenance of Property; Insurance.
(a)The Company shall and Holdings shall cause each of the Collateral Rig Owner and the Collateral Rig Operator to, keep all material property necessary to the proper conduct of the business of the Company, the Collateral Rig Owner and the Collateral Rig Operator in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) with such exceptions as would not reasonably be expected to have a Material Adverse Effect.
(b)Holdings shall cause the Collateral Rig Owner or the Collateral Rig Operator, as applicable, to:
(1)keep the Collateral Rig insured or cause a Subsidiary of Holdings to insure the Collateral Rig at no expense to the Trustee or the Collateral Agent with an insured value equal to or greater than 120% of the principal amount of the Outstanding Securities in regard to the risk indicated below:
(A)hull and machinery (including hull interest insurance, increased value insurance and freight interest insurances, if any); and
(B)war risks (including common conditions and exclusions) including terrorism, piracy, hijacking and confiscation;
(2)keep the Collateral Rig insured or cause a Subsidiary of Holdings to insure the Collateral Rig for protection and indemnity risks covering third party liabilities (including vessel pollution risks) as is customary and that a prudent owner of similar vessels would obtain; and
(3)keep the Collateral Rig insured or cause a Subsidiary of Holdings to insure the Collateral Rig with such other insurances as a prudent owner of similar vessels of the same age and type would obtain or would legally be required to obtain when operating in the same trade and geographic area as the Collateral Rig, as well as any insurances required to meet the requirements of the jurisdiction where the Collateral Rig is employed;

all such insurances referred to in Section 4.08(b)(1) through Section 4.08(b)(3) (collectively, the “Insurances”), to be maintained in a manner consistent with insurance obtained by similarly situated vessel owners engaged in the same or similar business;

(4)effect the Insurances or cause or procure the same to be effected:
(A)in such amounts and upon such terms and with such deductibles as shipowners engaged in the same or similar business and similarly situated would deem commercially prudent under the circumstances; and
(B)through the Collateral Rig Owner’s marine insurance broker, which shall be an internationally recognized marine insurance broker such as but not limited to Aon, Lockton, McGriff, JLT, Willis, or Marsh (the “Owner’s Insurance Broker”), and reputable independent insurance companies and/or underwriters (including mutual insurance schemes and /or captive insurance schemes) in Europe, North America, the Far East and other established insurance markets, including TINC’s wholly-owned affiliated insurance company, except that the Insurances against protection and indemnity risks may be effected by the entry of the Collateral Rig with protection and indemnity associations which are members of the International Group of P&I Clubs (together with any successor association or replacement body of such associations, the “IGP&I”) or, if the IGP&I has disbanded and there is no successor or replacement body of associations, other leading protection and indemnity associations and the insurances against war risks may be effected by the entry of the Collateral Rig with leading war risks associations (hereinafter called the “Insurers”);
(5)renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire;
(6)duly and punctually pay, or cause duly and punctually to be paid, all premiums, calls, contributions or other sums that are due and payable in respect of all such Insurances, and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances, except for such obligations and conditions the failure to comply with which would not result in the cancellation of such Insurances;
(7)procure that all policies, binders, cover notes or other instruments of the Insurances referred to in Section 4.08(b)(1)(A) and (B) above shall be taken out in the name of the Collateral Rig Owner or the Collateral Rig Operator and shall incorporate a loss payable clause prepared in accordance with the terms of the Assignment of Insurances and such clause shall provide that (i) amounts in excess of $50,000,000 shall be paid directly to the Collateral Agent as loss payee and (ii) amounts equal to or less than $50,000,000 shall be payable to the applicable Collateral Rig Owner or Collateral Rig Operator (as the case may be) provided that no Event of Default has occurred and is continuing, along with standard letters of undertaking;
(8)upon request of the Trustee (acting at direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), procure that copies of all original instruments of Insurances shall be from time to time delivered to the Collateral Agent after receipt by the Collateral Rig Owner or the Collateral Rig Operator thereof;

(9)not employ the Collateral Rig or suffer the Collateral Rig to be employed otherwise than in conformity in all material respects with the terms of all policies, bindings, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Insurers may prescribe; and
(10)cause any proceeds in respect of the Insurances referred to in Section 4.08(b)(1)(A) and (B) above to be paid to the Collateral Rig Owner or the Collateral Rig Operator (subject to provisions as to named insureds, additional insureds and loss payees in favor of the Collateral Agent as required by this Section 4.08(b)).
Section 4.09.Financial Reports and Other Information.
(a)Holdings and the other Note Parties, as applicable, will furnish to the Trustee:
(1)not later than the earlier of (x) sixty days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and (y) five days after the date Holdings is required to file (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act) with the SEC its report on Form 10-Q with respect to each of such fiscal quarters, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of Holdings, that they fairly present in all material respects the financial condition of the Consolidated Group as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated (publicly filing Holdings’ Form 10-Q with the SEC in any event will satisfy the requirements of this clause (1), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through https://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; provided, however, the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on such website or such successor webpage);
(2)not later than the earlier of (x) 120 days after the end of each fiscal year of Holdings and (y) five days after the date Holdings is required to file (taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act) with the SEC its report on Form 10-K with respect to such fiscal year, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (publicly filing Holdings’ Form 10-K with the SEC in any event will satisfy the requirements of this clause (2), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through https://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto; provided, however, the Trustee shall have no obligation whatsoever to determine whether or not such materials are available on such website or such successor webpage);
(3)not later than 75 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, commencing with the fiscal quarter ending September 30, 2024, the unaudited combined or consolidated balance sheet for the combined or consolidated group that includes the Collateral Rig Owner and the Company as at the end of such fiscal quarter and the related unaudited combined or consolidated statements of operations of the same combined or consolidated group for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, which shall be prepared in a manner consistent with Holdings’ quarterly internal reporting processes and will generally be based on GAAP principles but need not be prepared in accordance with GAAP;  together with a schedule of selected financial data presenting the direct operating revenues and direct operating costs and expenses associated with the operations of the Collateral Rig for the relevant periods, which will be prepared in a manner consistent with Holdings’ quarterly internal accounting and reporting policies and procedures; and
(4)not later than 120 days after the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2024, the unaudited combined or consolidated balance sheet for the combined or consolidated group that includes the Collateral Rig Owner and the Company as at the end of such fiscal year and the related unaudited combined or consolidated statements of operations of the same combined or consolidated group for such fiscal year, which shall be prepared in a manner consistent with Holdings’ annual internal reporting processes and will generally be based on GAAP principles but need not be prepared in accordance with GAAP, together with a schedule of selected financial data presenting the direct operating revenues and direct operating costs and expenses associated with the operations of the Collateral Rig for the relevant periods, which will be prepared in a manner consistent with Holdings’ annual internal accounting and reporting policies and procedures.
(b)Compliance Certificates.  The Company shall deliver to the Trustee and the Collateral Agent, concurrently with each delivery of financial statements required by Section 4.09(a)(3) and Section 4.09(a)(4), a certificate from an Officer of the Company (in his or her capacity as such and not in his or her individual capacity) stating (i) that a review of the activities of the Company during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the other Note Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, that the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Note Documents and no Default or Event of Default exists (or, if a Default or Event of Default exists, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and (ii) either (x) that all action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and all amendments, supplemental indentures, financing statements, continuation statements and other documents, as are necessary to maintain the perfected Liens created under the Security Documents under applicable law and reciting the details of such action or referring to prior such certificates in which such details are given or (y) that no such action is necessary to maintain such Liens.  In addition, such certificate shall include a reasonably detailed calculation of the Collateral Rig Leverage Ratio (commencing with the delivery of the financial statements required by Section 4.09(a)(4) for the fiscal quarter ending September 30, 2024) for such period and whether Holdings is in compliance with the covenants set forth in Section 4.14 and Section 4.15. If such certificate states that the Total Leverage Ratio as of the last day of the relevant fiscal quarter of Holdings exceeds 10.00:1.00, the Company shall deliver an Officer’s Certificate which notifies and instructs  the Collateral Agent to, and the Collateral Agent shall promptly, instruct the relevant depositary bank under the control agreements or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, for the Earnings Account and Charter Account to institute a Blocked Period (as defined in Section 4.15) (such instruction, a “Blocking Notice”).  If such certificate states that no Default or Event of Default exists and the Total Leverage Ratio as of the last day of the relevant fiscal quarter of Holdings is equal to or less than 10.00:1.00, the Company shall deliver an Officer’s Certificate which notifies and instructs the Collateral Agent to, and the Collateral Agent shall promptly, instruct the relevant depositary bank under the control agreements or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, for the Earnings Account and Charter Account to revoke or terminate any then existing Blocked Period and Blocking Notice or to otherwise execute a replacement control agreement or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, that results in the termination of any applicable Blocked Period or Blocking Notice.
(c)Statement of Dayrates.  Holdings shall disclose dayrates under the Drilling Contract in the Fleet Status Report at least quarterly to the extent permitted by the Drilling Contract.  To the extent a dayrate of the Drilling Contract was not publicly disclosed in a Fleet Status Report, the Company will use commercially reasonable efforts to obtain the consent of the applicable third party to disclose such dayrate to the Trustee.
(d)Revenue Efficiency Table.  Within the time periods required for delivery of financial statements required by Section 4.09(a)(1) and Section 4.09(a)(2) after the end of each fiscal quarter of each fiscal year of Holdings, the Company shall deliver to the Trustee a revenue efficiency table that includes the Collateral Rig within a category thereof unless such information has been included in the quarterly SEC filings of Holdings.
(e)Insurance Schedule.  Within 30 days after each insurance renewal, the Company shall deliver to the Trustee an annual schedule of insurance coverage with respect to the Collateral Rig.
(f)Maintenance of Datasite.  The Company shall maintain, or cause to be maintained, an internet accessible datasite that can be accessed by beneficial owners of the Securities or prospective purchasers of beneficial ownership of the Securities (subject to reasonable confidentiality restrictions), which shall contain all of the information required to be delivered pursuant to clauses (a), (b), (d) and (e) of this Section 4.09 (unless otherwise publicly available) and the Offering Memorandum.  Such datasite may be password protected so long as such password is made available to beneficial owners of the Securities and bona fide prospective purchasers of beneficial ownership of the Securities.  Access to such datasite may be limited to QIBs and “non-U.S. persons” within the meaning of the rules and regulations under the Securities Act.  Holdings and the Company agree that if any information included on such datasite would constitute, within the meaning of the rules and regulations of the Exchange Act, material non-public information with respect to any securities of Holdings or any of its Subsidiaries, other than the Securities, Holdings and the Company shall promptly publicly disclose such information such that it shall not constitute material non-public information.
(g)Notice of Default.  So long as any of the Securities are Outstanding, the Company will deliver to the Trustee, within 30 days after any Officer of the Company becoming aware of the occurrence of any Default or Event of Default that has not been cured, a written statement specifying such Default or Event of Default and what action the Company is taking or proposing to take with respect thereto.
(h)Delivery of reports, information and documents to the Trustee under this Section 4.09 (other than Section 4.09(b)) is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from the information contained therein, including the Company’s compliance or non-compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants described herein or to determine whether such reports, information or other documents have been filed with the SEC or EDGAR (or any successor system) or posted on any website or datasite under this Indenture, or participate in any conference calls.

Section 4.10.Trustee Inspection Rights.  Upon reasonable notice from the Trustee (acting at direction of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities), Holdings will cause the Company, the Collateral Rig Owner and the Collateral Rig Operator to permit the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate) during normal business hours at the Company’s sole expense, to visit and inspect any of the properties of the Company or the Collateral Rig Owner or, in the case of the Collateral Rig Operator, the Collateral Rig, to examine all of their books and records (with respect to the Collateral Rig Operator, solely with respect to the Collateral Rig), to make copies and extracts therefrom (subject to reasonable confidentiality restrictions), and to discuss their respective affairs, finances and accounts (with respect to the Collateral Rig Operator, solely with respect to the Collateral Rig) with their respective officers and independent public accountants (and by this provision each of the Company, the Collateral Rig Owner and Holdings, on behalf of the Collateral Rig Operator, authorizes such accountants to discuss with the Trustee (and such Persons acting for the Trustee as the Trustee may reasonably designate) the affairs, finances and accounts of the Company and the Collateral Rig Owner and with respect to the Collateral Rig Operator, solely with respect to the Collateral Rig), all as often, and to such extent, as may be reasonably requested.  The chief financial officer of Holdings and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Trustee and such accountants.
Section 4.11.Conduct of Business.

(a)The Company shall not conduct, transact or otherwise engage in any material business or operations other than (i) actions limited to those necessary to repay the Notes Obligations; (ii) actions related to the ownership of any intercompany loans or receivables held by the Company; and (iii) payment or receipt of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required for tax purposes.

(a)The Collateral Rig Owner shall not conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to ownership and/or operation of the Collateral Rig; (ii) actions reasonably related to obligations under the Drilling Contract or, if applicable, any Charter; (iii) in instances where there is a Charter in effect, actions reasonably related to the maintenance of the Charter Accounts and the pledge of the Charter Accounts to the Collateral Agent; (iv) actions reasonably related to transfers of the Collateral Rig in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; (v) making loans to Affiliates; (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes; (vii) contributing funds to the Company; and (viii) performance of its obligations under the applicable Note Documents.
(b)Holdings shall not permit the Collateral Rig Operator (other than TBL) to conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to ownership and/or operation of the Collateral Rig; (ii) actions reasonably related to obligations under the Drilling Contract or, if applicable, the Charter; (iii) actions reasonably related to the maintenance of the Earnings Accounts and the pledge of Earnings Accounts to the Collateral Agent; (iv) making loans to and borrowing loans from Affiliates in accordance with Section 4.05(c); (v) actions reasonably related to transfers of a Charter and the Drilling Contract in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes; and (vii) performance of obligations of the Collateral Rig Operator under the applicable Note Documents.

Section 4.12.Use of Proceeds; Margin Regulations; Company Activities.
(a)Use of Proceeds.  The proceeds of the Securities shall be used by the Company to make one or more intercompany loans to TINC or other non-Swiss Affiliates of TINC (i) for the purpose of partially funding the construction, acquisition and improvement or alteration or repair of the Collateral Rig (including repaying any obligations or indebtedness incurred for that purpose) and (ii) to fund the Debt Service Reserve Account to be maintained by the Trustee in accordance with the terms of Section 7.10.  No proceeds of the Securities shall be loaned to Holdings, or any other Swiss Group Company or be otherwise used in a manner which would constitute a “use of proceeds in Switzerland” (Mittelverwendung in der Schweiz), as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless and until either (1) use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Securities or the Securities Guarantees becoming subject to withholding or deduction for Swiss Withholding Tax as a consequence of such use of proceeds in Switzerland or (2) the Swiss Federal Tax Administration has confirmed by way of a tax ruling that any such use of proceeds in Switzerland does not result in payments in respect of the Securities or the Securities Guarantees becoming subject to withholding or deduction for Swiss Withholding Tax.
(b)Margin Stock.  Neither the Company nor Holdings shall, and Holdings shall not permit any Note Party or any other Member of the Consolidated Group to, (i) engage in the business of extending credit for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or (ii) use any proceeds of the Securities for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.
(c)Company Activities; Limitations on Use of Proceeds.  The Company shall (i) maintain its incorporation, day-to-day management and all board of directors meetings outside of Switzerland and (ii) comply at all times with all conditions and requirements of the Swiss Federal Tax Administration with respect to Swiss Withholding Tax so that no proceeds of the Securities will be used in a manner constituting a “use of proceeds in Switzerland” (Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax unless and until either (1) use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Securities or the Securities Guarantees becoming subject to withholding or deduction for Swiss Withholding Tax as a consequence of such use of proceeds in Switzerland or (2) the Swiss Federal Tax Administration has confirmed by way of a tax ruling that any such use of proceeds in Switzerland does not result in payments in respect of the Securities or the Securities Guarantee becoming subject to withholding or deduction for Swiss Withholding Tax.
Section 4.13.Restrictions on Fundamental Changes.
(a)Holdings will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person (each such transaction, a “Fundamental Change”), unless:
(1)either (x) Holdings shall be the continuing Person or (y) the Person (if other than Holdings)  formed by such consolidation or into which Holdings is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Holdings Successor”) (i) shall become a Guarantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of Holdings hereunder, (ii) the Collateral Rig Owner is the direct or indirect Wholly-Owned Subsidiary of the Holdings Successor and the Collateral Rig Operator is the direct or indirect Wholly-Owned Subsidiary of the Holdings Successor, in each case, immediately after giving effect to such Fundamental Change and (iii) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;
(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(3)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(a)(1) comply with this Indenture.
(b)TINC will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:
(1)either (x) TINC shall be the continuing Person or (y) the Person (if other than TINC) formed by such consolidation or into which TINC is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “TINC Successor”) (i) shall become a Guarantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of TINC hereunder, (ii) the Collateral Rig Owner is the direct or indirect Wholly-Owned Subsidiary of the TINC Successor and the Collateral Rig Operator is the direct or indirect Wholly-Owned Subsidiary of the TINC Successor, in each case, immediately after giving effect to such Fundamental Change and (iii) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;
(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(3)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(b)(1) comply with this Indenture.
(c)The Collateral Rig Owner will not, in any transaction or series of transactions, consummate a Fundamental Change, unless:
(1)either (x) Collateral Rig Owner immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than the Collateral Rig Owner immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which the Collateral Rig Owner immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Collateral Rig Owner”) (i) is a Subsidiary of Holdings and TINC (or their respective successors) that is in compliance with Section 4.11(b) and Section 4.29, (ii) is organized under the laws of a Permitted Jurisdiction, (iii) shall become the Collateral Rig Owner, a Guarantor and a Collateral Grantor hereunder and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of the Collateral Rig Owner under the applicable Note Documents and (iv) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;
(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(c)(1) comply with this Indenture.
(d)Holdings shall not permit the Collateral Rig Operator to, in any transaction or series of transactions, consummate a Fundamental Change, unless:
(1)either (x) Collateral Rig Operator immediately prior to consummation of such Fundamental Change shall be the continuing Person or (y) the Person (if other than the Collateral Rig Operator immediately prior to consummation of such Fundamental Change) formed by such consolidation or into which the Collateral Rig Operator immediately prior to consummation of such Fundamental Change is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor Collateral Rig Operator” and together with the Holdings Successor, the TINC Successor and the Successor Collateral Rig Owner, each a “Note Party Successor”) (i) is a Subsidiary of Holdings and TINC (or their respective successors) that is in compliance with Section 4.29, (ii) is organized under the laws of a Permitted Jurisdiction, (iii) is a party to the Drilling Contract (including, for the avoidance of doubt, pursuant to clause (b) or clause (c) of the definition of “Drilling Contract”), (iv) shall become the Collateral Rig Operator and a Collateral Grantor hereunder, and assume by supplemental indenture, assumption agreement or otherwise, in each case in form and substance reasonably satisfactory to the Trustee, all obligations of the Collateral Rig Operator under the applicable Note Documents and (v) the Collateral and Guaranty Requirements in respect of the Collateral Rig remain satisfied immediately after giving effect to such Fundamental Change;
(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(3)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and any supplemental indenture, assumption agreement or other agreement (if any) required under Section 4.13(d)(1) comply with this Indenture.
(e)For the avoidance of doubt, (x) the term “merger” as used in this Section 4.13 includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, as used in this Section 4.13, with respect to any Note Party, shall be computed on a consolidated basis, (y) entry into a drilling contract, charter or bareboat charter shall not constitute a sale, lease, conveyance, transfer or other disposition subject to this Section 4.13 and (z) a reference to “series of transactions” in this Section 4.13 shall mean a series of related transactions.
(f)Upon any Fundamental Change of any Note Party described in the preceding clauses (a) through (d) in which the applicable Note Party is not the continuing Person, or the Person to which any sale, lease, conveyance, transfer or other disposition is made in accordance with this Section 4.13, the applicable Note Party Successor shall succeed to, and be substituted for, and may exercise every right and power of the applicable predecessor Note Party under this Indenture, the Securities and the other applicable Note Documents with the same effect as if such Note Party Successor had been named as the applicable Note Party herein and therein and the predecessor Note Party, in the case of a sale, transfer, conveyance, or other disposition, shall be released from all obligations under this Indenture, the Securities and the other Note Documents, provided, that in the case of a lease of all or substantially all its assets, the predecessor Note Party will not be released from its obligations under this Indenture, the Securities or other applicable Note Documents.

Section 4.14.Collateral Rig Leverage Ratio.  The Company will not permit the Collateral Rig Leverage Ratio (i) as of the last day of the fiscal quarter of Holdings ending December 31, 2024 and (ii) thereafter, as of the last day of each fiscal quarter of Holdings specified below, in each case, to exceed the corresponding ratio set forth below:
Fiscal Quarters Ending	Maximum Collateral Rig Leverage Ratio
December 31, 2024	5.25:1.00
March 31 and June 30, 2025	5.00:1.00
September 30 and December 31, 2025	4.75:1.00
March 31, June 30, September 30 and December 31, 2026 and 2027	4.50:1.00
March 31, June 30 and September 30, 2028	4.00:1.00

Neither the Trustee nor the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.14 (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b)).

Section 4.15.Total Leverage Ratio.  If the Total Leverage Ratio exceeds 10.00:1.00 as of the last day of any fiscal quarter of Holdings, then all amounts on deposit in the Charter Account, if any, and the Earnings Account and all future amounts deposited into the Charter Account, if any, or the Earnings Account shall be swept and deposited into Blocked Accounts after the Collateral Agent delivers a Blocking Notice (in accordance with Section 4.09(b)) and the relevant depositary bank restricts access by the Collateral Rig Owner and Collateral Rig Operator to the Charter Account and Earnings Account, respectively, until such Blocking Notice is revoked in accordance with Section 4.09(b) (each such period, a “Blocked Period”).  During any Blocked Period, the Company may request (not more frequently than once per week) disbursements and withdrawals from the Blocked Accounts by executing and delivering a Blocked Period Withdrawal Certificate the form of which is attached hereto as Appendix N for any amounts (a) necessary to make required payments of principal and interest on the Securities, (b) necessary to maintain the Debt Service Reserve, (c) utilized in connection with the ownership and/or operation of the Collateral Rig (including overhead allocations as well as direct costs) and (d) utilized in connection with the performance of the Drilling Contract or any Charter (in instances where there is a Charter in effect).  In addition, during any Blocked Period, the Company may request disbursements and withdrawals from the Blocked Accounts by executing and delivering a Blocked Period Withdrawal Certificate requesting the disbursement of an amount provided that, after giving effect to such requested disbursement, the aggregate amount of funds held in the Blocked Accounts plus the amount in the Debt Service Reserve Account exceeds the principal amount of the Outstanding Securities.  For the avoidance of doubt, during any Blocked Period, Holdings may continue to cause the Collateral Rig Operator to, in instances where there is a Charter in effect, pay amounts due and payable by the Collateral Rig Operator under such Charter into the Charter Account, and the Collateral Rig Owner may continue to pay amounts due and payable by the Collateral Rig Owner under such Charter, if any, into the Earnings Account and by requesting a disbursement under a Blocked Period Withdrawal Certificate. At any time during which the Total Leverage Ratio is equal to or less than 10.00:1.00 as of the last day of any fiscal quarter of Holdings and no Default or Event of Default exists, the Collateral Rig Owner and the Collateral Rig Operator shall have unrestricted access to the Charter

Account, if any, or the Earnings Account, as applicable, subject to the conditions set forth in Section 4.18 and the Collateral Agent’s revocation or termination of the Blocking Notice as described in Section 4.09(b) if any Blocked Period had previously been in effect (or, alternatively, the execution of a replacement control agreement or Account and Receivables Pledge Agreement or Account Pledge Agreement, as applicable, that results in the termination of any applicable Blocked Period or Blocking Notice).  The Company shall deliver to the Trustee and the Collateral Agent written notice of the commencement and termination of a Blocked Period, which shall be included in the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b).  Neither the Trustee nor the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.15 (as to which the Trustee and the Collateral Agent are entitled to rely exclusively on the quarterly compliance certificate delivered by the Company pursuant to Section 4.09(b) and on each Blocked Period Withdrawal Certificate delivered by the Company pursuant to this Section 4.15).

Section 4.16.[Reserved].
Section 4.17.Collateral Rig Classifications; Operation of Collateral Rig; Registry, Name and Flag.
(a)Holdings shall cause the Collateral Rig Operator to operate the Collateral Rig in a manner consistent with reasonable industry practice and to keep the Collateral Rig in a good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) so as to ensure that the Collateral Rig is classified by an Acceptable Classification Society, at minimum at the same standard of classification as set forth in the classification certificate as in effect on the Escrow Release Date or other highest classification as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of the Collateral Rig for which no extension has been granted by the Acceptable Classification Society; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of the Collateral Rig shall not be deemed to be a breach of this Section 4.17 so long the Collateral Rig Owner or the Collateral Rig Operator is using commercially reasonable efforts to remedy such lapses and actually promptly remedies such lapses.
(b)Holdings shall cause the Collateral Rig Operator to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of the Collateral Rig will not be materially impaired and (ii) except as otherwise contemplated by this Indenture, not remove any material part of, or item of, equipment owned by the Note Parties installed on the Collateral Rig except in the ordinary course of the operation and maintenance of the Collateral Rig or unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in similar condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Collateral Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Collateral Rig, the property of the Note Parties and subject to the security constituted by the Collateral Rig Mortgage or (y) the removal, individually or in the aggregate, will not materially diminish the value of such Collateral Rig.
(c)The Collateral Rig Owner shall, or Holdings shall cause the Collateral Rig Operator to, promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever in respect of the Collateral Rig which have given or may give rise to maritime or possessory Liens (other than Permitted Collateral Liens) on, or claims enforceable against, the Collateral Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of the Collateral Rig pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if reasonably possible, the release of the Collateral Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(d)Holdings shall cause the Collateral Rig Operator to maintain, or cause to be maintained by the charterer or lessee of the Collateral Rig, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable legal requirements for the Collateral Rig and such other similar certificates as may be required in the course of the operations of the Collateral Rig pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable legal requirements.
(e)The Collateral Rig Owner will not, and Holdings will not permit the Collateral Rig Operator or any of its Subsidiaries to, engage in the following undertakings:

(i)without giving prior written notice thereof to the Collateral Agent and the Trustee and otherwise in compliance with this Indenture, change the registered owner, name, or official number, as the case may be, the class of the Collateral Rig;

(ii)charter or bareboat charter register the Collateral Rig, other than in the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged; or

(iii) change the registered flag registry (except in connection with a Flag Jurisdiction Transfer) or classification society of the Collateral Rig to a classification society that is not an Acceptable Classification Society, as the case may be.

provided, however, that any non-compliance with this Section 4.17 by any of Holdings, the Collateral Rig Owner or the Collateral Rig Operator shall not be a breach or violation hereof to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 4.18.Deposit of Earnings.
(a)Holdings shall cause the Collateral Rig Operator to cause all Earnings to be deposited into the applicable Earnings Account (but with respect to TBL, such Earnings to be deposited in accordance with Section 4.33), and subject to Section 4.15 so long as (i) there does not exist an Event of Default for which notice has been received from the Collateral Agent of its intent to exercise its remedies in accordance with this Indenture and (ii) none of Holdings or TINC or any their respective Subsidiaries have commenced or become the subject of an insolvency proceeding, the Collateral Rig Operator shall have full control of the funds within the Earnings Account.  Without limiting Holdings’ or the Collateral Rig Owner’s obligations in respect of this Section 4.18, Holdings agrees that, in the event any Note Party receives any Earnings Collateral or Insurance Collateral , or any such Earnings Collateral or Insurance Collateral are deposited other than in the Earnings Account, Holdings shall, or shall cause such other Note Party to, promptly deposit all such proceeds into an Earnings Account.
(b)In instances where there is a Charter in effect, the Collateral Rig Owner or the Collateral Rig Operator (if such Collateral Rig Operator is chartering the Collateral Rig to another Collateral Rig Operator), as applicable, shall cause all earnings, hires, freights, income and other sums payable to the Collateral Rig Owner or the Collateral Rig Operator (if such Collateral Rig Operator is chartering the Collateral Rig to another Collateral Rig Operator), as applicable, in respect of the Collateral Rig under such Charter or otherwise derived from such Charter to be deposited into the Charter Account, and subject to Section 4.15 so long as (i) there does not exist an Event of Default for which notice has been received from the Collateral Agent of its intent to exercise its remedies in accordance with this Indenture and (ii) none of Holdings or TINC or any their respective Subsidiaries have commenced or become the subject of an insolvency proceeding, the Collateral Rig Owner or the Collateral Rig Operator, as applicable, shall have full control of the funds within the Charter Account.

Section 4.19.Debt Service Reserve.  Commencing on the Escrow Release Date, the Company shall not permit the balance in the Debt Service Reserve Account to, at any time, be less than the amount of the Debt Service Reserve.  Commencing on the Escrow Release Date, the Company shall provide written notice to the Trustee if the balance in the Debt Service Reserve Account is less than the amount of the Debt Service Reserve.
Section 4.20.Limitation on Dividends.  (a) The Collateral Rig Owner shall not declare or pay any dividend or make any other similar payment or distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Collateral Rig Owner) or to the direct or indirect holders of its Equity Interests in their capacity as such.

(b)Holdings shall not permit the Collateral Rig Operator (other than TBL) to declare or pay any dividend or make any other similar payment or distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Collateral Rig Operator (other than TBL)) or to the direct or indirect holders of its Equity Interests in their capacity as such, other than de minimis dividends, other similar payments or distributions required or necessary under local law.

Section 4.21.Intercompany Loans.

(a)Holdings shall cause Collateral Rig Operator (excluding TBL but including any Collateral Rig Owner that is also a Collateral Rig Operator) and its other Subsidiaries to document all transfers of funds received from the Drilling Contract, or proceeds thereof, that are transferred between such Collateral Rig Operator and any of its Affiliates (other than payments on any Charter and ordinary course intercompany billings) as intercompany loans.

(a)In instances where there is a Charter in effect, the Collateral Rig Owner shall document all transfers of funds received by it under such Charter to any of its Affiliates (other than ordinary course intercompany billings and payments of amounts due to the Collateral Rig Operator under such Charter) as intercompany loans.
(b)All intercompany loans owed to the Collateral Rig Owner or the Collateral Rig Operator (other than TBL) in accordance with clauses (a) and (b) above, shall (i) be documented in the form of intercompany loan agreements or intercompany notes and (ii) shall be pledged in favor of the Collateral Agent pursuant to an Account and Receivables Pledge Agreement in accordance with clause (8) of the definition of “Collateral and Guaranty Requirements”.  Subject to Section 4.06(a)(3), all intercompany loans entered into in accordance with clause (a) or (b) above shall be senior debt obligations of the obligors under such intercompany loans and rank equal with the other senior unsecured debt of such obligors.
Section 4.22.Maintenance of Accounts.

(a)Holdings shall cause the Collateral Rig Operator to at all times maintain the Earnings Account, and the Earnings Account shall at all times be in the name of Collateral Rig Operator and be subject to a springing account control agreement, Account and Receivables Pledge Agreement or Account Pledge Agreement (as applicable) in form and substance reasonably satisfactory to the Collateral Agent.

(a)Unless (i) the Collateral Rig Owner is the sole Collateral Rig Operator such that there is no Charter Account or (ii) the Charter Account is the same account as any Earnings Account of the Collateral Rig Owner, the Collateral Rig Owner shall at all times maintain the Charter Account, and the

Charter Account shall at all times be in the name of Collateral Rig Owner and be subject to a springing account control agreement, Account and Receivables Pledge Agreement or Account Pledge Agreement (as applicable) in form and substance reasonably satisfactory to the Collateral Agent.
Section 4.23.Performance under Contracts; Non-Interference.
(a)Holdings shall cause the Collateral Rig Operator to duly and punctually perform and observe in all material respects all obligations and conditions under any Charter (in instances where there is a Charter in effect) and the Drilling Contract.
(b)In instances where there is a Charter in effect, the Collateral Rig Owner shall duly and punctually perform and observe in all material respects all obligations and conditions under the Charter.
(c)Each of TINC, Holdings and each Subsidiary of Holdings, shall not (i) interfere with the Collateral Rig Operator’s performance under the Drilling Contract and rights of the Collateral Rig Operator to receive the benefits thereunder, (ii) cause, directly or indirectly, the Collateral Rig Operator to breach its obligations under the Drilling Contract, or (iii) otherwise interfere with the Drilling Contract in any manner other than providing assistance to the Collateral Rig Operator to perform its obligations under the Drilling Contract.
Section 4.24.Taxes.  Holdings shall cause each of the Company, the Collateral Rig Owner and the Collateral Rig Operator to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.25.Compliance with Laws; Policies and Procedures.
(a)Without limiting any of the other covenants in this Article 4, each of the Company, the Collateral Rig Owner and the Collateral Rig Operator shall (i) conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 4.25 shall not require the Company, the Collateral Rig Owner or the Collateral Rig Operator to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect, (ii) comply in all material respects with all obligations it might have under Anti-Corruption Laws, (iii) comply in all material respects with all applicable Sanctions, (iv) comply, or cause to comply, in all material respects with all laws and regulations applicable to the Collateral Rig and the ownership, employment, operation, management and registration of the Collateral Rig, including the applicable ISM Code, ISPS Code, Environmental Laws, and the laws of the applicable Flag Jurisdiction and (v) not employ the Collateral Rig, nor allow its employment, operation or management, in any manner contrary in any material respect to any applicable law or regulation, including, but not limited to the applicable ISM Code, ISPS Code, Environmental Laws and Sanctions.
(b)The Company and Holdings shall maintain in effect and enforce policies and procedures intended to ensure compliance by the Company and each other Note Party and their respective officers, directors, employees and agents with Anti-Corruption Laws and Sanctions.

Section 4.26.Limitation on Modifications of Certain Documents.
(a)Neither the Company nor the Collateral Rig Owner shall, and Holdings shall not permit the Collateral Rig Operator to, amend, modify or change its Organizational Documents other than in a transaction permitted by Section 4.13 or Section 5.01 or any amendments, modifications or changes which are not materially adverse to the interests of the Holders.
(b)If the Collateral Rig Operator and the Collateral Rig Owner enter into a Charter with respect to a Drilling Contract, the Collateral Rig Owner shall not, and Holdings shall not permit the Collateral Rig Operator to, terminate such a Charter (other than in connection with a transfer permitted pursuant to Section 4.29 or the Collateral Rig Owner becoming the Collateral Rig Operator) or amend or otherwise modify the terms of such a Charter, in each case, in a manner that is materially adverse to the interests of the Holders, provided that amendments or terminations regarding the following shall be permitted:
(1)periodic adjustments to the amounts payable under any such Charter as negotiated between the Collateral Rig Operator and the Collateral Rig Owner in accordance with applicable transfer pricing requirements, including the timing thereof;
(2)cash payments between the Collateral Rig Owner and the Collateral Rig Operator required as a result of a settlement of a tax dispute with a taxing authority or as a result of a transfer pricing study in connection with the filing of a tax return;
(3)changes allowing the Collateral Rig Owner to make payments to the Collateral Rig Operator in any period in which it is reasonably anticipated that the Collateral Rig Operator would, in the absence of such payments, incur an operating loss with respect to the Collateral Rig; and
(4)changes necessary or advisable to comply with local law or the Drilling Contract, or to mitigate taxes.
(c)Holdings shall not permit the Collateral Rig Operator to amend or modify the Petrobras Drilling Contract in any manner that, individually or taken as a whole with other amendments or modifications, would be materially adverse to the Holders; provided that any amendment or modification to the Petrobras Drilling Contract that decreases the termination fees thereunder, shortens the tenor thereof (unless done in the last year of the Petrobras Drilling Contract in connection with a new Drilling Contract for the Collateral Rig) or, when taken together with all facts and circumstances, materially diminishes the ability of the Company to timely pay principal and interest on the Notes shall be deemed to be materially adverse to the Holders; provided, further that any assignment described in clause (a) or (b) of the definition of “Drilling Contract” shall be deemed not to be materially adverse to the Holders.
Section 4.27.Further Assurances.
(a)Each Collateral Grantor party hereto agrees that it will, and Holdings agrees to cause each other Collateral Grantor to, at any time and from time to time, at the expense of such Collateral Grantor, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary, to ensure that the Collateral and Guaranty Requirements are satisfied with respect to the Collateral Rig, including to perfect and protect any Lien granted or purported to be granted by the Security Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies under the Security Documents.  Without limiting the generality of the foregoing, the Collateral Rig Owner shall, and Holdings shall cause each Equity Pledgor and the Collateral Rig Operator to, pay any stamp duty or similar tax applicable to the execution of any Security Document and execute, if required, and file, or cause to be filed, such financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), or amendments thereto, such amendments or supplements to the Collateral Rig Mortgage (including any amendments required to maintain Liens granted by the Collateral Rig Mortgage), and such other instruments or notices, to protect and preserve the Liens granted or purported to be granted by the Security Documents.
(b)Subject to Section 12.05, each Collateral Grantor party hereto hereby authorizes the Collateral Agent to file one or more financing or continuation statements under the Uniform Commercial Code (or any non-U.S. equivalent thereto), and amendments thereto, relative to all or any part of the Collateral without the signature of such Collateral Grantor, as applicable, where permitted by law.  The Collateral Agent will promptly send the Company a copy of any financing or continuation statements which it may file without the signature of the relevant Collateral Grantor and the filing or recordation information with respect thereto.
(c)In the event that the Collateral Rig is transferred to a Subsidiary of Holdings in accordance with Section 4.13 and Section 4.29, as applicable, Holdings will cause the Subsidiary to which the Collateral Rig is transferred and any Subsidiary of Holdings which directly owns the Equity Interests of such Subsidiary, to the extent not already an Equity Pledgor, to satisfy the Collateral and Guaranty Requirements with respect to the Collateral Rig (including the requirement for the Collateral Rig Owner to execute a supplemental indenture substantially in the form of Appendix D hereto pursuant to which such Person will become a Guarantor) and the Equity Interests of the Collateral Rig Owner and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had such Subsidiary(ies) been the Collateral Rig Owner or an Equity Pledgor, as applicable, on the Escrow Release Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents) and deliver to the Collateral Agent an Officer’s Certificate confirming that the Collateral and Guaranty Requirements are satisfied and the Opinions of Counsel required as part of such Collateral and Guaranty Requirements.
(d)In the event that the Drilling Contract is transferred to a Subsidiary of Holdings in accordance with Section 4.13 and Section 4.29, as applicable, Holdings will cause the Subsidiary to which the Drilling Contract is transferred and any Subsidiary of Holdings which directly owns the Equity Interests of such Subsidiary (other than any Equity Interests of the Collateral Rig Operator owned by a Qualified Local Partner, if applicable at such time), to the extent not already an Equity Pledgor, to satisfy the Collateral and Guaranty Requirements with respect to the Drilling Contract and such Equity Interests of the Collateral Rig Operator and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had such Subsidiary been the Collateral Rig Operator or an Equity Pledgor, as applicable, on the Escrow Release Date and the Contract Commencement Date, respectively (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents), and deliver to the Collateral Agent an Officer’s Certificate confirming that the Collateral and Guaranty Requirements are satisfied and the Opinions of Counsel required as part of such Collateral and Guaranty Requirements.
(e)Notwithstanding any provision contained herein or in any other Note Document, Collateral Rig Substitutions will be permitted so long as Holdings causes the Collateral Rig Owner to satisfy the Collateral and Guaranty Requirements with respect to the Collateral Rig contemporaneously with the consummation of such Collateral Rig Substitution and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had the substituted Acceptable Rig been the Collateral Rig on the Escrow Release Date and the Contract Commencement Date, respectively (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents).

(f)Notwithstanding any provision contained herein or in any other Note Document, Drilling Contract Substitutions will be permitted so long as Holdings causes the Collateral Rig Operator to satisfy the Collateral and Guaranty Requirements with respect to the Drilling Contract contemporaneously with the consummation of such Drilling Contract Substitution and take such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Indenture had the substituted Acceptable Drilling Contract been the Drilling Contract on the Contract Commencement Date (including the delivery of relevant opinions, officer certificates, resolutions and organizational documents).
Section 4.28.Master Services Agreement.  Holdings shall cause the Collateral Rig Operator to continue to be a party to the Master Services Agreement and to have access to the Services (as defined therein) and personnel provided thereunder in order to comply with the performance standards under the Drilling Contract until the stated expiration date of the Drilling Contract regardless of whether the Collateral Rig Owner or the Collateral Rig Operator remains an Affiliate of Holdings.
Section 4.29.Transfer of Collateral Rig; Transfer of Drilling Contract.  The Collateral Rig Owner shall not transfer the Collateral Rig or its rights under a Charter or under the Drilling Contract (to the extent that the Collateral Rig Owner and Collateral Rig Operator are one and the same entity) to any other Person and Holdings shall not permit the Collateral Rig Operator (in instances where the Collateral Rig Owner and Collateral Rig Operator are separate entities) to transfer its rights under the Drilling Contract to any other Person, in each case, other than (i) to a Subsidiary of Holdings and (ii) subject to the satisfaction of the following conditions:
(a)such Subsidiary of Holdings is incorporated in a Permitted Jurisdiction and has no Liens other than those permitted (or not prohibited) under the Indenture to be incurred by the Collateral Rig Owner or the Collateral Rig Operator, as applicable;
(b)such Subsidiary of Holdings has no material contingent liabilities outside the ordinary course of business that would be reasonably likely to have a Material Adverse Effect on it or that would adversely affect the enforceability of any Lien for the benefit of the Holders or on any Securities Guarantee;
(c)such Subsidiary of Holdings shall have provided to the Collateral Agent all relevant board resolutions and shareholder resolutions (if necessary) authorizing the consummation of the transactions contemplated by the Note Documents to which it will become a party and copies of its Organizational Documents;
(d)such Subsidiary of Holdings shall have provided to the Trustee all necessary and customary “know your customer” information and documentation;
(e)such Subsidiary of Holdings shall have no litigation by any entity (private or governmental) pending or threatened with respect to the Securities or any Note Document, or which has had or would reasonably be expected to have, a Material Adverse Effect;
(f)such Subsidiary of Holdings shall have provided a solvency certificate to the Collateral Agent from the President of TINC or any executive officer thereof setting forth the conclusion that such Subsidiary, on an individual basis, is not insolvent;
(g)such Subsidiary of Holdings shall have provided to the Collateral Agent all relevant legal opinions from counsel in relevant jurisdictions;

(h)such Subsidiary of Holdings shall have executed and delivered to the Collateral Agent all Security Documents necessary to satisfy the Collateral and Guaranty Requirements, and the Collateral Agent shall have a first-priority perfected security interest in the Collateral purported to be covered by such agreements, subject to Permitted Collateral Liens, in each case, as certified by such Subsidiary in an Officer’s Certificate;
(i)such Subsidiary of Holdings shall provide insurance materials that satisfy the Collateral and Guaranty Requirements and the requirements set forth in Section 4.08;
(j)such Subsidiary of Holdings shall certify that the representations and warranties set forth on Annex I hereto applicable to it as the Collateral Rig Owner or Collateral Rig Operator, as applicable, are true and correct in all material respects; and
(k)the Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent certifying that all of the requirements of the immediately preceding clauses (a) through (j) (other than clause (d)) are satisfied and the Collateral Agent is authorized to enter into the applicable Security Documents in connection therewith.
Section 4.30.Post-Bankruptcy Restrictions. Holdings shall, and Holdings shall cause its Subsidiaries to, not take or support any of the following actions after the occurrence of an Event of Default under Section 6.01(f) or (g): (a) reject the Drilling Contract or any Charter; or (b) challenge any transfer made in connection with the Note Documents as a preference or fraudulent conveyance.
Section 4.31.Waiver of Certain Covenants.  Holdings may and may cause any Subsidiary of Holdings to omit in any particular instance to comply with any term, provision or condition set forth in the Indenture or any applicable Note Document (other than any term, provision or condition the amendment or waiver of which would require the consent of each Holder of an Outstanding Security affected thereby, pursuant to Section 10.02), if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Holdings and the Subsidiaries of Holdings and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder.  If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 4.32.Contract Commencement Date.  Holdings shall, and shall cause each Collateral Rig Operator to, on or prior to the Contract Commencement Date, comply with all of the Collateral and Guaranty Requirements applicable to each such entity as of such date in full, including for the avoidance of doubt, authorizing, executing and delivering an Assignment of Earnings, an Assignment of Insurances and an Account Pledge Agreement.
Section 4.33.TBL Earnings Cash Sweep.  In the event that Petrobras does not agree to change the bank account into which it will pay the Earnings due to TBL under the Petrobras Drilling Contract and continues to pay such Earnings into TBL’s operating account existing on the Issue Date (the

“Existing Account”), Holdings shall cause TBL to sweep any such Earnings that derive solely from the Petrobras Drilling Contract from the Existing Account to a new account (which shall be an Earnings Account) to be opened in Brazil and be subject to a security interest pursuant to an Account Pledge Agreement, in any case, within seven (7) Business Days (taking into account, for this purpose only, legal holidays in Brazil) of receipt and availability of such Earnings from TBL in the Existing Account.

Article 5
Successor Company
Section 5.01.Consolidation, Merger and Sale of Assets.  The Company will not, in any transaction or series of transactions, consolidate with or merge into or engage in a scheme of arrangement qualifying as an amalgamation with any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:
(1)either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated, or to which such sale, lease, conveyance, transfer or other disposition is made (the “Successor”) expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Company’s covenants and obligations under this Indenture and the Securities;
(2)immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(3)the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

For the avoidance of doubt, (x) the term “merger” includes an amalgamation under Cayman Islands law, and the term “all or substantially all of its assets”, with respect to the Company, shall be computed on a consolidated basis”, (y) entry into a drilling contract, charter or bareboat charter shall not constitute a sale, lease, conveyance, transfer or other disposition subject to this Article 5 and (z) a reference to “series of transactions” in this Article 5 shall mean a series of related transactions.

Section 5.02.Successor Company Substituted.  Upon any consolidation or merger of the Company, in which the Company is not the continuing entity, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture and the Securities with the same effect as if such Successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture and the Securities, provided, that in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from its obligations under this Indenture or the Securities.
Article 6
Defaults and Remedies

Section 6.01.Events of Default.  Each of the following is an “Event of Default” with respect to the Securities:
(a)failure to pay interest on any Security when such interest becomes due and payable and such default is continued for 30 days;
(b)failure to pay principal of (or premium including the Make-Whole Premium, if any, on) any Security when it becomes due and payable;
(c)failure by the Company to make an offer in connection with a Change of Control Repurchase Event in accordance with the provisions described under Section 4.02 of this Indenture;
(d)failure to comply with any covenant or agreement in this Indenture in respect of the Securities, and such default or breach is continued for 90 days (or 30 days with respect to Section 4.32 or 150 days with respect to Section 4.09 of this Indenture; provided, however, that beginning on the 91st day the Note Parties are not in compliance with Section 4.09, additional interest at a rate of 0.25% per annum shall become due and payable (in the same manner and at the same time as regular interest payments) on the Securities until such covenant is complied with) after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities affected thereby (other than a default in performance, or breach, of a covenant or agreement specifically dealt with in clauses (a), (b) or (c) above);
(e)any Securities Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture or other applicable Note Document) or any Guarantor denies or disaffirms its obligations under its Securities Guarantee;
(f)the Company or any other Note Party pursuant to or within the meaning of any Bankruptcy Law:
(1)commences a voluntary case,
(2)consents to the entry of an order for relief against it in an involuntary case,
(3)consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or
(4)makes a general assignment for the benefit of its creditors;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:
(1)is for relief against the Company or any other Note Party as debtor in an involuntary case,
(2)appoints a Bankruptcy Custodian of the Company or any other Note Party or a Bankruptcy Custodian for all or substantially all of the property of the Company, or any other Note Party, or
(3)orders the liquidation of the Company or any other Note Party; or

(h)except as permitted by the Note Documents, the Security Documents shall for any reason cease to create a valid and perfected first-priority Lien (subject to Permitted Collateral Liens) on any portion of the Collateral having a fair market value in excess of $25,000,000 (in each case, other than in accordance with the terms of this Indenture or the terms of the Security Documents); provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any Officer of any Collateral Grantor becomes aware of such failure, which failure has not been cured during such time period, or (ii) any Collateral Grantor asserts in writing that any Lien created under the Security Documents is invalid or unenforceable; or
(i)if Petrobras (or any other entity that is the counterparty under the Petrobras Drilling Contract) is more than 120 days late with respect to the making of any payment due under the Petrobras Drilling Contract, the failure by the Collateral Rig Operator to actively pursue remedies under the Petrobras Drilling Contract with respect to such nonpayment.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

However, a Default under Section 6.01(d), (e) or (h) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities (with a copy to the Trustee) notify the Company of the Default and, with respect to Section 6.01(d), (e) or (h), the Company does not cure such Default within the time specified in Section 6.01(d), (e) or (h) after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice of Default.

Section 6.02.Acceleration of Maturity; Rescission and Annulment.  If an Event of Default described in Section 6.01 (other than Event of Default specified in Section 6.01(f) or (g)) with respect to Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount, if any, of the Outstanding Securities, declare the principal amount of all of the Securities and all interest thereon to be due and payable immediately, together with the Make-Whole Premium, if any, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such amounts shall become immediately due and payable.  Upon the occurrence of an Event of Default specified in Section 6.01(f) or (g), the principal amount of all of the Securities, all interest thereon, and the Make-Whole Premium, if any, shall automatically and immediately become due and payable.

For the avoidance of doubt, if the principal amount of the Securities is paid on or prior to September 30, 2025, the Make-Whole Premium provided under Section 3.08 hereof shall be paid, even if such payment is made following acceleration pursuant to this Section 6.02.  The Company will pay the Make-Whole Premium, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an Event of Default specified in Section 6.01(f) or (g) has occurred and (if an Event of Default specified in Section 6.01(f) or (g) has occurred) without regard to whether the event causing such Event of Default is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Securities and other Notes Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means.  Any premium payable pursuant to this Section 6.02 shall be presumed to be the liquidated damages sustained by each Holder as a result of the early repayment of the Securities and the Note Parties agree that it is reasonable under the circumstances currently existing.  EACH NOTE PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE-WHOLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.  The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Make-Whole Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the Make-Whole Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Company expressly acknowledges that its agreement to pay the Make-Whole Premium to the Trustee for the ratable benefit of the Holders as herein described is a material inducement to Holders to purchase the Securities.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars,
(A)all overdue interest, if any, on all Outstanding Securities,
(B)all unpaid principal of (and premium including the Make-Whole Premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium including the Make-Whole Premium, if any) at the rate or rates prescribed therefor in such Securities,
(C)to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and
(D)all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium including the Make-Whole Premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

Section 6.03.Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:
(1)default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)default is made in the payment of the principal of (or premium including the Make-Whole Premium, if any, on) any Security at the Maturity thereof and on any date required under Section 3.09,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium including the Make-Whole Premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04.Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium including the Make-Whole Premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(1)to file and prove a claim for the whole amount of principal (and premium including the Make-Whole Premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(2)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05.Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 6.06.Application of Money Collected.  Any money collected by the Trustee or the Collateral Agent pursuant to this Article (including upon any realization of any Lien upon Collateral) shall, subject to the terms of the Security Documents, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium including the Make-Whole Premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee or the Collateral Agent and their agents and attorneys under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium including the Make-Whole Premium, if any) and interest, if any, respectively; and

THIRD: The balance, to the Person or Persons entitled thereto.

Section 6.07.Limitation on Suits.  No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;
(2)the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be Incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder affects, disturbs or prejudices the rights of other Holders or obtains or seeks to obtain priority or preference over such other Holders or enforces any right under this Indenture).

Section 6.08.Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest.  Subject to the following sentence, notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 8) and in such Security of the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on such Security on the Stated Maturity or any Maturities (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder.  Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of the covenants described in Article 4 of this Indenture (other than Section 4.01) or in any other Note Document or any action taken by the Company or Guarantors not prohibited hereunder (other than with respect to actions set forth in the first paragraph of Section 10.02) shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Securities.

Section 6.09.Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10.Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11.Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12.Control by Holders.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities in respect of which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities, provided that in each case (1) such direction shall not be in conflict with any rule of law or with this Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction.  The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect.  Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

Section 6.13.Waiver of Past Defaults.  Subject to Section 6.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder, except a default
(1)in the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or
(2)in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder.  If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the other Note Documents; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.14.Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium including the Make-Whole Premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).
Section 6.15.Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.

Article 7
Trustee
Section 7.01.Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(a)Except during the continuance of an Event of Default:
(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b)The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of clause (b) of this Section;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.
(c)Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section.
(d)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(e)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.Rights of Trustee.  Subject to Section 7.01:
(a)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
(e)The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)Unless otherwise specified in this Indenture, any demand, request or notice from the Company will be sufficient if signed by an Officer of the Company.
(g)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(h)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.
(i)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(k)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each agent, custodian and other Person employed to act hereunder.
(l)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation (i) any act or provision of any present or future law or regulation or governmental authority, (ii) strikes, (iii) work stoppages, (iv) accidents, (v) acts of war or terrorism, (vi)

civil or military disturbances, (vii) nuclear or natural catastrophes or acts of God, (viii) disease, (ix) epidemic or pandemic, (x) quarantine, (xi) national emergency, (xii) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xiii) communications system failure, (xiv) malware or ransomware; (xv) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvi) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(m)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(n)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(o)No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.
Section 7.03.Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Section 7.09.
Section 7.04.Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto), the Securities or any of the Note Documents, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, any Note Document or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
Section 7.05.Notice of Defaults.  If a Default occurs with respect to the Securities and is continuing and written notice of such Default has been received by the Trustee as specified in Section 7.02(j), the Trustee shall send to each Holder a notice of the Default within 30 days after such written notice of it is received by a Trust Officer of the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.
Section 7.06.Compensation and Indemnity.  The Company and the Guarantors, jointly and severally, agree to: (i) pay to the Trustee from time to time reasonable compensation for its services as has been agreed to by the Company and the Trustee, which compensation shall not be limited by any law on compensation of a trustee of an express trust; (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, advisors, accountants and experts); and (iii) indemnify, defend, protect and hold harmless the Trustee (in its individual capacity and Trustee capacities) and its directors, officers, employees and agents from and against any and all loss, damage, claims, liability, cost or expense (including reasonable attorneys’ fees and expenses and court costs and taxes, other than taxes based upon, measured by or determined by the income of the Trustee) Incurred by it in connection with the acceptance or administration of this Indenture and the trusts thereunder and the performance of its duties hereunder or any of the Note Documents (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this Section 7.06)) or defending itself against any claim whether asserted by any Holder, the Company, any Existing Unsecured Notes Subsidiary Guarantor, or any Collateral Grantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder or any of the Note Documents.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a court of competent jurisdiction in a final, non-appealable judgment to have been Incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

Section 7.07.Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee with respect to the Securities by providing 31 days prior notice to the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:
(1)the Trustee fails to comply with Section 7.09;
(2)the Trustee is adjudged bankrupt or insolvent;
(3)a receiver or other public officer takes charge of the Trustee or its property; or
(4)the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in principal amount of the Securities shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08.Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated as if such successor to the Trustee had itself authenticated such Securities; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificate shall have the full force as provided in the Securities or in this Indenture as the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09.Corporate Trustee Required; Eligibility.

(a)There shall at all times be a Trustee hereunder which shall be:

(1)a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or
(2)a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.
(b)The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10.Debt Service Reserve Account.
(a)The Trustee agrees to open and maintain (other than with respect to funding) the Debt Service Reserve Account at all times.  All amounts contained in the Debt Service Reserve Account are to be held in trust by the Trustee.
(b)All of the funds deposited in the Debt Service Reserve Account on and after the Escrow Release Date shall be invested by the Trustee in the Truist Institutional Advantage Deposit Option 2.0, unless the Company instructs the Trustee in writing otherwise.  All income or other gain from investment of funds deposited in the Debt Service Reserve Account shall be deposited by the Trustee in the Debt Service Reserve Account, and any loss resulting from such investments shall be charged to the Debt Service Reserve Account.  In no event shall the Trustee or the Collateral Agent be liable for investment losses incurred with respect to funds deposited in the Debt Service Reserve Account.
(c)At any time that the amount on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve, the Company may withdraw the amount of such excess by executing and delivering a DSRA Withdrawal Certificate the form of which is attached hereto as Appendix L; provided that, the Company shall not make more than two such withdrawals in any calendar year.
Article 8
Defeasance and Covenant Defeasance
Section 8.01.Option to Effect Defeasance or Covenant Defeasance.  The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Securities and Securities Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02.Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, the Company (and each other Note Party) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities (including the Securities Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities (including the Securities Guarantees) which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below and to have satisfied all its other obligations under such Securities, the Securities Guarantees and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Section 2.06, Section 2.07 and Section 2.09, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 13.01, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 8.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03.Covenant Defeasance.  Upon the Company’s exercise of the above option applicable to this Section, and unless and until the Company has exercised its option applicable to Section 8.02, the Company (and each other applicable Note Party) shall be released from its obligations under Article 4 (other than Section 4.01, Section 4.03 and Section 4.09(b)) with respect to the Outstanding Securities (including the Securities Guarantees), any covenant added to this Indenture subsequent to the Issue Date and the covenants contained in the other Note Documents on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder).  For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company (and any applicable Note Party) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Article 4 (other than Section 4.01, Section 4.03 and Section 4.09(b)), any covenant added to this Indenture subsequent to the Issue Date and the covenants contained in the other Note Documents, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.  In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 8.04 below, clauses (c), (d) and (f) of Section 6.01 hereof shall not constitute “Events of Default”.

Section 8.04.Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the Outstanding Securities and Securities Guarantees:
(1)the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments;
(2)pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium including the Make-Whole Premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in each case after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date, in the opinion of a nationally recognized firm of financial advisors or independent chartered professional accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officer’s Certificate delivered to the Trustee), without consideration of any reinvestment of interest, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium including the Make-Whole Premium, if any) and interest, if any, on the Outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal or interest, if any.  For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;
(3)no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);
(4)such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than this Indenture or any other Note Document and the agreements governing any other Indebtedness being defeased, discharged or replaced);
(5)in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(6)in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(7)the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

The Collateral will be released from the Liens securing the Notes Obligations, as provided in Section 12.02 upon defeasance or covenant defeasance in accordance with the provisions of this Section 8.04.

Section 8.05.Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Outstanding Securities (including the Securities Guarantees) shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal

(and premium including the Make-Whole Premium, if any) and interest, if any received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a company request any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officer’s Certificate delivered to the Trustee), are, including in the calculation thereof the amount contained in the Debt Service Reserve Account as of such date, in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 8.06.Reinstatement.  If the Trustee or any paying agent is unable to apply any money in accordance with Section 8.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture, the Note Documents and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05; provided, however, that if the Company makes any payment of principal of (or premium including the Make-Whole Premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.
Article 9
Satisfaction and Discharge
Section 9.01.Satisfaction and Discharge of Indenture.

(a)This Indenture and the other Note Documents shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Article 13), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the other Note Documents, when:

(1)either:
(A)all Outstanding Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or
(B)all Outstanding Securities and not theretofore delivered to the Trustee for cancellation:
(i)	have become due and payable by reason of the delivery of a notice of redemption or otherwise, or
(ii)	shall become due and payable at their Stated Maturity within one year, or
(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount in cash in the currency in which the Securities of such Securities are payable, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium including the Make-Whole Premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, in each case after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date; or
(2)the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities (other than contingent obligations or liabilities for which no claim or demand for payment has been made); and
(3)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
(b)After the conditions to discharge contained in this Article 9 have been satisfied, and the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the other Note Parties under this Indenture and the other Note Documents.
Article 10
Amendment, Supplement and Waiver
Section 10.01.Without Consent of Holders.  The Company, the other Note Parties, the Trustee, and the Collateral Agent (if applicable) at any time and from time to time, may amend or supplement this Indenture and other Note Documents without notice to or consent of any Holder to:
(a)cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;
(b)provide for the assumption of the Company’s, a Collateral Grantor’s or a Guarantor’s obligations in the case of a merger, amalgamation or consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company’s, such Collateral Grantor’s or such Guarantor’s assets in accordance with Section 4.13 or Section 5.01, as applicable;
(c)provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)to allow any Guarantor to execute a supplemental indenture with respect to the Securities and to add any additional Guarantor;
(e)add to the covenants of the Company or any other Note Party for the benefit of the Holders of the Securities or to surrender any right or power herein or in the other Note Documents conferred upon the Company or any other Note Party;
(f)[reserved];
(g)to enter into additional or supplemental Security Documents and to add additional assets as Collateral to secure the Securities and the Securities Guarantees;
(h)to release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral or any Securities Guarantee when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with this Indenture or the Security Documents, including, without limitation, upon the replacement of a Collateral Rig Owner in connection with a transfer of the Collateral Rig or the replacement or addition of a Collateral Rig Operator in connection with a transfer of the Drilling Contract, in each case, in accordance with Section 4.29;
(i)to enter into any and all Security Documents and the transactions contemplated thereby respecting the registration and mortgaging of the Collateral Rig and to perfect the security interests and Liens granted therein;
(j)to accept and consent to, and to take, any and all steps to perfect a security interest in the Collateral Rig and other Collateral granted pursuant to the Security Documents;
(k)evidence and provide for the acceptance of appointment hereunder by a successor Trustee or a successor Collateral Agent and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(l)supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Securities pursuant to Section 8.01, Section 8.02, Section 8.03 and Section 9.01; provided that any such action shall not adversely affect the interests of the Holders of Securities or any other series of Securities in any material respect; or
(m)comply with Article 5 or Section 4.13.

After an amendment or supplement under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

The Company, the applicable Note Parties and Collateral Rig Operator, the Collateral Agent, and the Trustee (if applicable), at any time and from time to time, may enter into, amend or supplement any Deed of Quiet Enjoyment with respect to a Drilling Contract for the Collateral Rig without notice to or consent of any Holder to the extent required by the counterparty under such Drilling Contract; provided, however, that any such amendment to the Deed of Quiet Enjoyment with respect to the Petrobras Drilling Contract may only be amended or supplemented without consent of Holders if such amendment or supplement is not, taken as a whole and in light of the circumstances, materially adverse to the interests of the Holders as certified by the Company or the applicable Note Parties in an Officer’s Certificate.  At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, the Collateral Agent shall execute and deliver such Deed of Quiet Enjoyment.

Section 10.02.With Consent of Holders.  Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the other Note Parties, the Trustee and the Collateral Agent (if applicable) may amend this Indenture and the other Note Documents with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected.  However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not:
(a)change the Stated Maturity of the principal of or any installment of interest on any Security, or change the due date of the Make-Whole Premium or any other premium;
(b)reduce the principal amount thereof (or premium including the Make-Whole Premium, if any) or the rate of interest, if any, on any Security;
(c)change any obligation of the Company to pay Additional Amounts contemplated by Section 13.01;
(d)reduce the amount of the principal of or premium on any Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.04, or adversely affect any right of repayment at the option of any Holder (other than Section 4.02);
(e)change the currency of payment of principal on (or premium including the Make-Whole Premium, if any) or interest, if any on any Security;
(f)reduce the percentage in aggregate principal amount of the Outstanding Securities required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;
(g)change any provision of the Note Documents providing for payments or redemptions (other than provisions relating to the covenant described in Section 4.02 hereof and provisions relating to the number of days’ notice to be given in the case of redemption);
(h)make any change in, or release other than in accordance with this Indenture, any Securities Guarantee that would adversely affect the Holders of any such Securities; or
(i)release the Liens for the benefit of the Holders on all or substantially all of the Collateral other than in accordance with this Indenture and the Security Documents;
(j)release any Note Party from its obligations under this Indenture or any other Note Document, other than in accordance with this Indenture and the other Note Documents; or
(k)modify any of the provisions of this Section, Section 4.31 or Section 6.13 except to increase any percentage or to provide that certain provisions of this Indenture cannot be waived without the consent of the Holder of each Outstanding Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

Section 10.03.Execution of Supplemental Indentures.  The Trustee and the Collateral Agent (if applicable) shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if such amendment or supplemental indenture does not adversely affect the rights, duties or immunities of the Trustee or Collateral Agent, as applicable.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and Collateral Agent (if applicable) shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.  The Trustee and the Collateral Agent (if applicable) may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee’s or Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture or otherwise.
Section 10.04.Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture or the applicable Note Document shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture or the applicable Note Document for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 10.05.Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
Section 10.06.Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 15.01, setting forth in general terms the substance of such supplemental indenture.
Article 11
Guarantees
Section 11.01.Guarantees.  Each Guarantor of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities (all the foregoing, being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor of Securities further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any obligation.

Each Guarantor of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor of Securities waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor of Securities further agrees that its Securities Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Section 9.01, Section 11.02 and Section 11.06, the obligations of each Guarantor of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Securities further agrees that its Securities Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor of Securities agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Securities Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

Section 11.02.Limitation on Liability.
(a)Generally.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(b)Switzerland.  Notwithstanding anything to the contrary in this Indenture, the obligations of a Swiss Guarantor and the rights of the Trustee, Collateral Agent and each Holder under this Indenture or any other Note Document are subject to the following limitations:
(1)If and to the extent (i) a guarantee or security granted, indemnity or other obligation assumed by a Swiss Guarantor under this Indenture or any other Note Document guarantees or secures obligations of any of its (direct or indirect) Parent Companies (upstream security) or sister companies (cross-stream security) (the “Upstream or Cross-Stream Secured Obligations”) and (ii) using the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to discharge the Upstream or Cross-Stream Secured Obligations would be unlawful under Swiss mandatory law (inter alia, by constituting a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung)) at such time, the proceeds from the enforcement of such guarantee, security, indemnity or other obligation to be used to discharge the Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Guarantor’s freely disposable equity at the time of enforcement (the “Maximum Amount”); provided that such limitation is required under the applicable Swiss mandatory law at that time; provided, further, that such limitation shall not free such Swiss Guarantor from its obligations, or prevent the Trustee or Collateral Agent from applying such enforcement proceeds, in excess of the Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable Swiss mandatory law.  This Maximum Amount of freely disposable equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of such Swiss Guarantor on the basis of an interim audited balance sheet as of that time.
(2)In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Guarantor shall, as concerns the proceeds resulting from the enforcement of any guarantee or security granted or indemnity or other obligation assumed by such Swiss Guarantor under this

Indenture or any other Note Document, if and to the extent Swiss Withholding Tax is required by applicable law in force at the relevant time to be paid in relation thereto:
(A)procure that such payment or enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of Swiss Withholding Tax by discharging the liability to pay such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;
(B)if the notification procedure pursuant to subclause (A) above:
(i)	applies for a part of the Swiss Withholding Tax only, such Swiss Guarantor undertakes to deduct (and, with respect to enforcement proceeds of security, the Collateral Agent, acting at the direction of the requisite Holders, undertakes to deduct) from any payment or enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations an amount of Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law; or
(ii)	does not apply, deduct (and, with respect to enforcement proceeds of security, the Collateral Agent, acting at the direction of the requisite Holders, undertakes to deduct) an amount equivalent to the Swiss Withholding Tax at such rate (currently 35% at the date of this Indenture) as is in force from time to time from any such payment or enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations that may be due by such Swiss Guarantor to the Swiss Federal Tax Administration from such payment or enforcement, and, in the case of each of the foregoing clauses (i) and (ii), subject to any applicable double taxation treaty or any other applicable treaty, pay (and, with respect to enforcement proceeds of security, the Collateral Agent, acting at the direction of the requisite Holders, undertakes to pay), without delay, any such taxes deducted to the Swiss Federal Tax Administration in the name and for the account of the Swiss Guarantor;
(C)notify the Trustee or Collateral Agent, as applicable, that such notification or, as the case may be, deduction has been made, and provide the Trustee or Collateral Agent, as applicable, with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and
(D)in the case of a deduction of Swiss Withholding Tax,
(i)	use its best efforts to ensure that any person, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment or enforcement proceeds, will, as soon as possible after such deduction (A) request a refund of Swiss Withholding Tax under applicable law (including tax treaties); and (B) pay to the Trustee or Collateral Agent, as applicable, upon receipt any amount so refunded; and

(ii)	if the Trustee, the Collateral Agent or any Holder is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment or enforcement proceeds, and if requested by the Trustee, the Collateral Agent or any such Holder, shall provide to the Trustee, the Collateral Agent or any such Holder those documents that are required by law and applicable tax treaties to be provided by the payer of such tax to prepare a claim for refund of Swiss Withholding Tax.
(3)If a Swiss Guarantor or the Collateral Agent is obliged to deduct Swiss Withholding Tax in accordance with clause (2) above, the Trustee, the Collateral Agent and each Holder shall be entitled to further enforce the guarantee or security granted or indemnity or other obligation assumed by such Swiss Guarantor under this Indenture or any other Note Document and/or further apply proceeds therefrom against Upstream or Cross-Stream Secured Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements/applications of proceeds shall always be limited to the Maximum Amount as set out in clause (1) above.
(4)If and to the extent (i) reasonably requested by the Trustee or Collateral Agent, as applicable, or (ii) required under Swiss mandatory law applicable at the relevant time, in order to allow the Trustee and Collateral Agent, as applicable, and each Holder to obtain a maximum benefit under the guarantee or security granted or indemnity or other obligation assumed by such Swiss Guarantor, such Swiss Guarantor shall, and any Parent Company of such Swiss Guarantor being a party to this Indenture or any other Note Document shall procure that such Swiss Guarantor will, promptly take and promptly cause to be taken any action, including the following:
(A)the passing of any shareholders’ resolutions to approve the payment or use of the enforcement proceeds, which may be required as a matter of Swiss mandatory law in force at the time of the enforcement of the Upstream or Cross-Stream Secured Obligations in order to allow a prompt use of the enforcement proceeds;
(B)preparation of an up-to-date audited balance sheet of such Swiss Guarantor;
(C)confirmation of the auditors of that Swiss Guarantor that the relevant amount represents the Maximum Amount;
(D)conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);
(E)revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);
(F)to the extent permitted by applicable law and Swiss accounting standards, write-up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the respective Swiss Guarantor’s business (nicht betriebsnotwendig); and

(G)all such other measures necessary or useful to allow the Trustee, Collateral Agent, and each Holder to use enforcement proceeds as agreed hereunder with a minimum of limitations.
Section 11.03.Successors and Assigns.  This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 11.04.No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.
Section 11.05.Modification.  No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 11.06.Release of Certain Guarantors.

(a)A Guarantor will be automatically released from its obligations under this Article 11:

(1)as provided for in Section 4.13(f);
(2)upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9; or
(3)in the case of the Collateral Rig Owner, upon the replacement of such Collateral Rig Owner in connection with a transfer of the Collateral Rig in accordance with Section 4.29 pursuant to which another Wholly-Owned Subsidiary of Holdings shall become the Collateral Rig Owner and a Guarantor hereunder.
(b)At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 11.06.
Section 11.07.Execution and Delivery.

(a)To evidence its Securities Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.

(a)Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Securities Guarantee on the Securities.
(b)If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Securities Guarantees shall be valid nevertheless.
(c)The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.
Article 12
Security
Section 12.01.Security Documents; Additional Collateral.
(a)In order to secure the due and punctual payment of the Notes Obligations, (i) on or by (or substantially contemporaneously with, in accordance with the Collateral and Guaranty Requirements and the Escrow Agreement) the Escrow Release Date or the Contract Commencement Date (as applicable), the Collateral Grantors will execute the Security Documents granting to the Collateral Agent for the benefit (or, where applicable, as direct representative) of the Secured Creditors a first-priority perfected Lien in the Collateral, subject to the completion of all recordings, filings and other actions required to perfect such liens in accordance with the applicable Security Documents and the Collateral and Guaranty Requirements, and (ii) after the Issue Date, each Subsidiary of Holdings that is required to become a Collateral Grantor pursuant to Section 4.27 shall execute and deliver the necessary Security Documents in order to grant to the Collateral Agent a first-priority perfected Lien in all assets of such Subsidiary which are required to, but do not already, constitute Collateral and will complete all recordings, filings and other actions required to perfect such liens in accordance with the applicable Security Documents and the Collateral and Guaranty Requirements.
(b)All Security Documents governed by the laws of the Federative Republic of Brazil and executed and delivered by TBL shall comply with the following:  (i) the signatures of the parties signing such Security Documents outside of Brazil shall be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public shall be authenticated by a consular official of Brazil in the competent Brazilian consulate of the place where they are executed or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents, dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory, (ii) such documents, if not executed in Portuguese, shall be accompanied by a sworn translation into Portuguese language, and (c) such documents, together with their respective sworn translations into Portuguese language, shall be registered with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos) in Brazil as provided in item (5) of the definition of “Collateral and Guaranty Requirements”; provided that such translation and registration may be made at any time before judicial enforcement thereof in Brazil.
(c)Holdings shall cause every Collateral Grantor to from time to time take the actions required by Section 4.27.

Section 12.02.Releases of Collateral.  The Notes Obligations will no longer be required to be secured by Liens on Collateral and the Liens securing the Notes Obligations will be released:
(a)in whole, upon the payment in full of all Notes Obligations (other than contingent obligations or liabilities for which no claim or demand for payment has been made);
(b)upon defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9;
(c)in part, as provided for in Section 4.13(f);
(d)in part, upon the transfer of a Collateral Rig, the transfer of a Drilling Contract, a Flag Jurisdiction Transfer, a Collateral Rig Substitution or a Drilling Contract Substitution, in each case, in accordance with Section 4.27 and Section 4.29, if applicable;
(e)in part, upon the transfer of any Equity Interests of the Collateral Rig Operator to a Qualified Local Partner, to the extent necessary under local law for the operation of the Collateral Rig in an applicable jurisdiction, and in relation only to such transferred Equity Interests; and
(f)in whole or in part, with the consent of the requisite Holders as provided in Section 10.02.

Notwithstanding anything to the contrary in this Indenture, the Company, the applicable Note Parties, the Collateral Agent, and the Trustee (if applicable), without notice to or consent of any Holder, may revoke or terminate a control agreement, Account and Receivables Pledge Agreement or Account Pledge Agreement (as applicable) with respect to the Earnings Account or any Charter Account solely for the purposes of facilitating the termination or revocation of any applicable Blocked Period or Blocking Notice provided that a replacement control agreement, Account and Receivables Pledge Agreement or Account Pledge Agreement (as applicable) with respect to the Earnings Account or a Charter Account, as applicable, is entered into with the applicable depositary bank concurrently with such termination of a control agreement.

Section 12.03.Release Documentation.  Upon compliance with the conditions to release of all or any portion of the Collateral set forth in Section 12.02, the Collateral Agent and the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company, accompanied by an Officer’s Certificate and Opinion of Counsel that the conditions precedent to such release have been satisfied) to release and re-convey to the applicable Collateral Grantor the applicable portion of the Collateral that is authorized to be released pursuant to Section 12.02, and shall deliver such Collateral in its possession to the applicable Collateral Grantor, including, without limitation, executing and delivering releases and satisfactions wherever required.
Section 12.04.Possession and Use of Collateral; No Impairment of the Security Interests.
(a)So long as no Event of Default has occurred and is continuing, and subject to the terms of this Indenture and the Security Documents, each Collateral Grantor will be entitled to freely operate the property and assets constituting the Collateral pledged by it and to receive, invest and dispose of all cash dividends, principal, interest and other payments made upon or with respect to the Collateral pledged by it and to exercise any voting and other consensual rights pertaining to the Collateral pledged by it.
(b)No Collateral Grantor shall take any action, or knowingly omit to take any action, which action or omission would have the result of materially impairing the validity, perfection or priority of the security interests in the Collateral created by the Security Documents, (except as expressly set forth in this Indenture or the Security Documents, including any action that would result in a Permitted Collateral Lien).
(c)No Collateral Grantor shall take any action or otherwise attempt to enforce any claim or maritime lien held by it against the Collateral Rig that has priority over any claim or Lien of the Collateral Agent in respect of such Collateral Rig, including any claims or Liens arising under the Collateral Rig Mortgage.
(d)The Collateral Agent will distribute all funds received by it in accordance with the provisions of the Security Documents, and the Trustee will distribute all funds received by it from the Collateral Agent for the benefit of the Trustee and the Holders in accordance with the provisions of this Indenture.
Section 12.05.Collateral Agent.  The Trustee and each of the Holders by acceptance of the Securities hereby authorize the appointment of the Collateral Agent as the Trustee’s and the Holders’ Collateral Agent under the Security Documents and in its capacity as mortgagee and security trustee pursuant to the Collateral Rig Mortgage, and the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorize the Collateral Agent to enter into the Security Documents and to take such action on their behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or fiduciary relationship with the Trustee, any Holder, the Company, any Collateral Grantor or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The Trustee is authorized and directed by the Holders and the Holders by acquiring the Securities are deemed to have authorized the Trustee, as applicable, to cause the Collateral Agent to enter into and perform its obligations under the Security Documents.  The Collateral Agent is authorized and directed by the Trustee and the Holders and the Holders by acquiring the Securities are deemed to have authorized the Collateral Agent, to (i) enter into the Security Documents to which it is a party, (ii) bind the Trustee and the Holders on the terms as set forth in such Security Documents and (iii) perform and observe its obligations and exercise its rights and powers under such Security Documents, including entering into amendments, supplements and other modifications permitted by the terms of this Indenture or the Security Documents.  Each Holder, by its acceptance of a Security, is deemed to have consented and agreed to the terms of each Security Document, as originally in effect and as amended, restated, replaced, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture.  Each of the Holders by acquiring the Securities is hereby deemed to have directed the Trustee to appoint the Collateral Agent as its mortgagee and security trustee and, for purposes of Swiss law, as agent, to receive, hold, administer and enforce the Collateral Rig Mortgage covering the Collateral Rig, as contemplated under this Indenture.

Without limiting the generality of the foregoing, in relation to Swiss law-governed Security Documents (the “Swiss Security Documents”), if any, each present and future Holder, by its acceptance of a Security, is deemed to have consented and agreed that:

(a)the Collateral Agent holds:  (A) any security created or evidenced or expressed to be created or evidenced under or pursuant to a Swiss Security Document by way of a security assignment (Sicherungsabtretung) or transfer for security purposes (Sicherungsübereignung) or any other non-accessory (nicht akzessorische) security and (B) any proceeds and other benefits of such security, as fiduciary (treuhänderisch) in its own name but for the account of all relevant Holders which have the benefit of such security in accordance with this Indenture and the respective Swiss Security Document; and each present and future Holder hereby agrees that the Collateral Agent enters into any such Swiss Security Document as fiduciary (treuhänderisch) in its own name but for the account of all relevant Holders; and
(b)it authorizes the Collateral Agent:  (A) to (a) accept and execute as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security created or evidenced or expressed to be created or evidenced under or pursuant to a Swiss Security Document for the benefit of such Holder and (b) hold, administer and, if necessary, enforce any such security as direct representative (direkter Stellvertreter) on behalf of each relevant Holder which has the benefit of such security; (B) to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates or evidences or expressed to create or evidence a pledge or any other Swiss law accessory (akzessorische) security; (C) to effect as its direct representative (direkter Stellvertreter) any release of a security created or evidenced or expressed to be created or evidenced under a Swiss Security Document in accordance with this Indenture and the respective Swiss Security Document; and (D) to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Collateral Agent under this Indenture and under the relevant Swiss Security Document.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or unless a written notice of any event which is in fact such a Default is received by the Collateral Agent at the address specified in Section 15.01, and such notice references the Securities and this Indenture.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 12.05).

The Collateral Agent shall have no obligation and makes no representation whatsoever to the Trustee or any of the Holders as to the existence, genuineness, value or protection of the Collateral or the sufficiency of any Security Documents, or that the Collateral is owned by any of the Collateral Grantors or is cared for, protected or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Collateral Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any other Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.  For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, to record any documents or instruments in any public office at any time or be responsible for perfection or maintaining the perfection of the security interests purported to be created by the Security Documents and such responsibility shall be solely that of the Company.

Each of the Collateral Agent and the Trustee, each in its capacity as such, shall not be liable or responsible for the failure of the Company or any Collateral Grantor to maintain insurance on the Collateral, nor shall it be responsible for any loss due to the insufficiency of such insurance or by reason of the failure of any insurer to pay the full amount of any loss against which it may have insured to the Company or any Collateral Grantor, the Trustee, the Collateral Agent or any other Person.  The provisions of Article 7, mutatis mutandis, shall apply to the Collateral Agent.

The Trustee is authorized and directed by the Holders and the Holders by acquiring the Securities are deemed to have authorized the Trustee, as applicable, to cause the Collateral Agent to enter into and perform its obligations each Deed of Quiet Enjoyment.  The Collateral Agent is authorized and directed by the Trustee and the Holders and the Holders by acquiring the Securities are deemed to have authorized the Collateral Agent, to (i) enter into each Deed of Quiet Enjoyment to which it is a party, (ii) bind the Trustee and the Holders on the terms as set forth in each such Deed of Quiet Enjoyment and (iii) perform and observe its obligations and exercise its rights and powers under each such Deed of Quiet Enjoyment, including entering into amendments, supplements and other modifications permitted by the terms of this Indenture or the applicable Deed of Quiet Enjoyment.  Each Holder, by its acceptance of a Security, is deemed to have consented and agreed to the terms of each Deed of Quiet Enjoyment, as originally in effect and as amended, restated, replaced, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture.

Section 12.06.Replacement of Collateral Agent.  The Collateral Agent may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove Collateral Agent with respect to the Securities by providing 31 days prior notice to the Collateral Agent and may appoint a successor Collateral Agent.  The Company shall remove Collateral Agent if:

(1)the Collateral Agent is adjudged bankrupt or insolvent;

(2)a receiver or other public officer takes charge of the Collateral Agent or its property; or

(3)the Collateral Agent otherwise becomes incapable of acting.

If the Collateral Agent resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and the Company does not reasonably promptly appoint a successor Collateral Agent, or if a vacancy exists in the office of Collateral Agent for any reason (the Collateral Agent in such event being referred to herein as the retiring Collateral Agent), the Holders of a majority in principal amount of the Securities shall promptly appoint a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company.  Thereupon the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Indenture.  The successor Collateral Agent shall mail a notice of its succession to Holders of the Securities.  The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.

If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent (at the Company’s expense) or the

Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

Section 12.07.Purchaser Protected.  No purchaser or grantee of any property or rights purporting to be released from the Liens in favor of the Collateral Agent shall be bound to ascertain the authority of the Collateral Agent or Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.02 have been satisfied.
Section 12.08.Authorization of Receipt of Funds by the Trustee Under the Security Documents.  The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents and to apply such funds as provided in Section 6.06.
Section 12.09.Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon any Collateral Grantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Collateral Grantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.
Section 12.10.Compensation and Indemnification.  The Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.06 (with the references to the Trustee therein being deemed to refer to and include the Collateral Agent).
Section 12.11.Form of Security Documents and Opinions.  To the extent that any provision of this Indenture or any Security Document requires the execution or delivery by the Trustee or the Collateral Agent after the Issue Date of any Security Documents, agreements, certificates, opinions or other documents (including, without limitation, any such opinions or documents described in the definition of “Collateral and Guaranty Requirements”), in each case, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, or other similar discretionary approval, or in substantially in the same form as such Security Documents, agreements, certificates, opinions or other documents were delivered on the Escrow Release Date or Contract Commencement Date, as applicable, or as attached hereto, the Holders, by acquiring the Securities, are deemed to have approved the form and substance of any such Security Documents, agreements, certificates, opinions or other documents in substantially the same form as those executed and delivered on the Escrow Release Date or Contract Commencement Date, as applicable, in each case, with such changes as may be appropriate to reflect the entity subject to or the subject of or the governing law of such Security Documents, agreements, certificates, opinions or other documents and the jurisdiction of organization of such entity and hereby authorize the Trustee and the Collateral Agent, as applicable, to execute such documents and accept such documents and opinions.  For the avoidance of doubt, this Section 12.11 shall not supersede any requirement contained herein regarding the delivery of an Officer’s Certificate or an Opinion of Counsel.
Article 13
Additional Amounts
Section 13.01.Payment of Additional Amounts.
(a)The Company shall pay any amounts due with respect to the Securities and the Guarantors will pay any amounts due with respect to the Securities Guarantees without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax”) imposed by or for the account of the Cayman Islands, Switzerland, any other jurisdiction in which either the Company or a Guarantor is a resident for tax purposes, any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the Paying Agent) or any political subdivision or taxing authority of any such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  If such deduction or withholding is at any time required, the Company or such Guarantor, as applicable, will, to the fullest extent allowed by law (subject to compliance by the holder of a Security with any relevant administrative requirements), pay additional amounts (the “Additional Amounts”) in respect of principal amount, redemption price and interest (if any), in accordance with the terms of the Securities and this Indenture, as may be necessary so that the net amounts paid to the holder or the Trustee after such deduction or withholding will equal the principal amount, redemption price and interest (if any), on the Securities.  However, neither the Company nor any Guarantor will pay any Additional Amounts in the following instances:
(1)if any withholding would not be payable or due but for the fact that (i) the holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of principal amount, redemption price, repurchase price and interest (if any), in accordance with the terms of the Securities and this Indenture, or the enforcement of the Security or (ii) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;
(2)if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;
(3)if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, redemption price, repurchase price and interest (if any);
(4)if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the Security, including U.S. Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-9, or such other U.S. tax forms as are necessary to support application of the “portfolio interest” exemption under Section 871(h) or Section 881(c) of the Code, if (i) this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax; (ii) the holder (including any intermediary or other applicable person) or beneficial owner of the Security is legally eligible to comply with such certification, information, documentation or other reporting requirements; and (iii) at least 30 days prior to the first payment date with respect to which the Company or such Guarantor shall apply this clause (4) with respect to such withholding tax, the Company or such Guarantor shall have notified all Holders in writing that any holders (including any intermediary or other applicable person) or any beneficial owners of the Securities shall be required to provide such certification, information, documentation or other reporting requirements;
(5)to the extent a holder of a Security is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction;
(6)if any withholding is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation of the Swiss Federal Council of December 17, 2014, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a person other than the issuer is required to withhold tax on any interest payments;
(7)if any withholding tax or deduction is required to be made in respect of any tax, duty, assessment or other governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version), current or future U.S. Treasury Regulations issued thereunder or any official interpretation thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code; or
(8)any combination of the instances described in the preceding clauses.
(b)With respect to clause (a)(5) above, in the absence of evidence satisfactory to the Company or the applicable Guarantor, it may conclusively presume that a holder of a Security is entitled to a refund or credit of all amounts required to be withheld.  The Company or the applicable Guarantor also will not pay any Additional Amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Security.
(c)Whenever in this Indenture or the Securities there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities or of principal, interest or any other amount payable under, or with respect to, any of the Securities or any Security Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof, after giving effect to Section 13.01(a)(1) through (8).
Section 13.02.Swiss Minimum Interest.
(a)When entering into this Indenture, the parties have assumed that the payments under the Indenture and the other Note Documents are not and will not become subject to any tax deduction on account of Swiss Withholding Tax.
(b)Notwithstanding the paragraph above if a tax deduction on account of Swiss Withholding Tax should, at any time, be or become required by law in respect of any payment under the Indenture or any other Note Document and should it be unlawful for a Guarantor incorporated in Switzerland (each, a “Swiss Guarantor”) to comply with Section 13.01 for any reason (where this would otherwise be required by the terms of Section 13.01) then:
(1)the applicable interest rate in relation to that payment shall be the interest rate which would have applied to that payment, as provided for in the applicable Security, divided by 1 minus the rate at which the relevant tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of 1); and

(2)such Swiss Guarantor shall:
(A)pay the relevant interest at the adjusted rate in accordance with clause (1) above;
(B)make a tax deduction on the interest so recalculated; and
(C)all references to a rate of interest under the Note Documents shall be construed accordingly.
Article 14
Escrow Matters
Section 14.01.Escrow Account.
(a)Unless the conditions to the Escrow Release set forth in Section 14.02 are satisfied on the Issue Date, including but not limited to, the Company delivering such confirmations and certifications set forth in the Escrow Agreement and confirming the satisfaction of all conditions set forth in the Escrow Release Certificate, the Company, Holdings, the Trustee and the Escrow Agent shall on the Issue Date enter into the Escrow Agreement, pursuant to which Holdings and the Company will deposit, or cause to be deposited, $325,000,000 into an account (the “Escrow Account”) under the control of the Escrow Agent by wire transfer of immediately available funds on the Issue Date. The initial funds deposited in the Escrow Account, and all other funds, interest, and payments credited to the Escrow Account in connection with the Securities (less any funds paid out in accordance with the Escrow Agreement) are referred to, collectively, as the “Escrowed Property.”
(b)The Escrowed Property will be held in the Escrow Account until the earlier of (i) the Escrow Release Date following the delivery by the Company to the Escrow Agent and the Trustee of the Escrow Release Certificate and the Trustee Acknowledgement referred to in Section 14.02, (ii) the Special Mandatory Redemption Date or (iii) such time as otherwise contemplated by the Escrow Agreement. Notwithstanding anything to the contrary herein, the Trustee will not be responsible for the existence, genuineness or value of the Escrow Account or the Escrowed Property or for the validity, perfection, priority, maintenance, continuation or enforceability of the security interest in any of the Escrow Account or the Escrowed Property.
Section 14.02.Release of Escrowed Property
.  Subject to Section 3.11, the Company will only be entitled to direct the Escrow Agent to release Escrowed Property (in which case the Escrowed Property will be paid to or as directed by the Company in accordance with the instructions provided in the Escrow Release Certificate) (the “Escrow Release”) upon delivery, on or prior to the SMR Outside Date, to (i) the Escrow Agent and the Trustee of a certificate signed by an authorized representative of the Company substantially in the form of Exhibit B-1 attached to the Escrow Agreement (the “Escrow Release Certificate”), certifying that the various conditions set forth therein have been, or will substantially contemporaneously with the Escrow Release be, satisfied, and (ii) the Escrow Agent of an acknowledgement of the Trustee, signed by an authorized representative of the Trustee, substantially in the form of Exhibit B-2 attached to the Escrow Agreement (the “Trustee Acknowledgement”). The Escrow Release shall occur upon receipt by the Escrow Agent of the Escrow Release Certificate and Trustee Acknowledgement as contemplated by the Escrow Agreement (the date of the Escrow Release is hereinafter referred to as the “Escrow Release Date”; provided, however, that if the conditions to the Escrow Release are satisfied on the Issue Date and the parties do not enter into the Escrow Agreement, references herein to the “Escrow Release Date” shall refer to the “Issue Date”). Upon the occurrence of the Escrow Release, the

Escrow Account shall be reduced to zero, the Escrowed Property shall be paid out in accordance with the Escrow Agreement, and the Escrow Account shall be automatically closed.
Section 14.03.Trustee Direction to Execute Escrow Agreement.  By its acceptance of a Security, each Holder hereby irrevocably (a) authorizes and directs the Trustee and the Escrow Agent to (i) enter into and perform their respective obligations, if any, under the Escrow Agreement, and (ii) take such actions under the provisions of the Escrow Agreement and to exercise such powers and perform such duties set forth therein, and (b) consents and agrees to the terms of the Escrow Agreement (as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).
Article 15
Miscellaneous
Section 15.01.Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any other Note Party, to such Note Party:

c/o Transocean Inc.

36c, Dr. Roy’s Drive

4th Floor

Grand Cayman

Cayman Islands, KY1-1003

Attention of: President

if to the Trustee or the Collateral Agent:

Truist Bank

Corporate Trust & Escrow Services

2713 Forest Hills Rd, Building #2, 2nd Fl.

Wilson, North Carolina 27893

Attention: Client Manager: Patrick Giordano - Vice President

The Company, any other Note Party or the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee and Collateral Agent agree to accept and act upon instructions or directions pursuant to this Indenture and any other Note Document sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and Collateral Agent, as applicable, in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee and Collateral Agent, as applicable, e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and Collateral Agent, as applicable, in its discretion elects to act upon such instructions, the Trustee’s and Collateral Agent’s, as applicable, understanding of such instructions shall be deemed controlling.  The Trustee and Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee and Collateral Agent, including without limitation the risk of the Trustee and Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.  Any notice or communication to the Trustee or Collateral Agent shall be deemed delivered upon receipt.

Section 15.02.Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee or the Collateral Agent to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.
Section 15.03.Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(1)a statement that the individual making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of any Note Party may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Note Party stating that the information with respect to such factual matters is in the possession of such Note Party unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.04.Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 15.05.Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.
Section 15.06.Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 15.07.No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company or any other Note Party shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Note Party under its Securities Guarantee, this Indenture or other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.
Section 15.08.Successors.  All agreements of the Company and the other Note Parties in this Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.
Section 15.09.Multiple Originals; Electronic Signatures.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

This Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby, other than any Securities, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”).  Each electronic signature (except in the case of any Securities) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of any Securities), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For avoidance of doubt, original manual signatures shall be used for authentication of any Securities by the Trustee and for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 15.10.Table of Contents: Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 15.11.Waiver of Jury Trial.  EACH OF THE COMPANY, THE OTHER NOTE PARTIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 15.12.U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

Transocean AQUILA Limited, as Company

By:	/s/ William Flance
	Name:	William Flance
	Title:	President

[Signature page to the Indenture]

TRANSOCEAN INC., as Guarantor

By:	/s/ William Flance
	Name:	William Flance
	Title:	President

TRANSOCEAN LTD, as Guarantor

By:	/s/ Sandro Thoma
	Name:	Sandro Thoma
	Title:	Corporate Secretary

TRANSOCEAN DWA LIMITED, as Guarantor

By:	/s/ William Flance
	Name:	William Flance
	Title:	President

[Signature page to the Indenture]

TRUIST BANK, as Trustee and as Collateral Agent

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature page to the Indenture]

Appendix A

PROVISIONS RELATING TO SECURITIES

1.Definitions

1.1Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2Other Definitions.

Term	Defined in Section:

“144A Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)

2.The Securities.

2.1(a) Form and Dating.  The Securities shall be issued initially in the form of one or more permanent global restricted Securities in definitive, fully registered form (the “144A Global Security”) and one or more permanent global Regulation S Global Securities in definitive, fully registered form (the “Regulation S Global Security,” and together with the 144A Global Securities, each, a “Global Security”) with the applicable legends set forth herein, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as

Appendix A-1

the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)Certificated Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2Authentication.  The Trustee shall authenticate and deliver:  on the Issue Date, an aggregate principal amount of $325,000,000 8.0000% Senior Secured Notes due 2028.

2.3Transfer and Exchange.

(a)Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security.  Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

Appendix A-2

(3)Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof.

(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause 4, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Paragraph (4).

(5)Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited.  Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b)Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to

Appendix A-3

transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered.  Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B)if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in

Appendix A-4

the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3)Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions.  The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered.  Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c)Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1)Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(b) thereof;

(B)if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (1) thereof; or

Appendix A-5

(C)if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, and in the case of clause (C) above, a Regulation S Global Security.

(2)Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B)if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3)Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4)Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited.  An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5)Issuance of Unrestricted Global Securities.  If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant

Appendix A-6

to clause (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d)Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(d) thereof; or

(B)if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

Appendix A-7

(3)Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e)Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)Private Placement Legend.

(A)Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Appendix A-8

(B)Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to clauses (b)(4), (c), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)Regulation S Legend.  Each Regulation S Global Security shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, any offer or sale of the Notes shall not be made by it to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 of Regulation S.”

(3)Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global

Appendix A-9

Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)General Provisions Relating to Transfers and Exchanges.

(1)No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06 and 2.09 of the Indenture).

(2)All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3)Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4)Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6)The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and

Appendix A-10

when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(7)The transferor of any Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.  In connection with any proposed exchange of a certificated Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code.  The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(h)Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(i)No Obligation of the Trustee.

(1)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(2)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4Certificated Securities.

(a)A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any

Appendix A-11

time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of a minimum principal amount of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

Appendix A-12

EXHIBIT 1.1
to
APPENDIX A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, any offer or sale of the Notes shall not be made by it to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 of Regulation S.]1

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO

1 Include for Regulation S Global Securities

1

SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.________	$______
CUSIP NO.
ISIN NO.

Transocean AQUILA Limited

8.0000% Senior Secured Notes due 2028

Transocean Aquila Limited, a Cayman Islands exempted company whose registered office is at Willow House, Cricket Square, Grand Cayman, Cayman Islands (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____________________ UNITED STATES DOLLARS ($________), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on September 30, 2028.

Interest Rate: 8.0000% per annum

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:  _________________________

TRANSOCEAN AQUILA LIMITED

By:__________________________

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 8.0000% Senior Secured Notes due 2028 described in the within-mentioned Indenture.

TRUIST BANK,

as Trustee

By:______________________________

Authorized Signatory

Dated:______________________________

3

[FORM OF REVERSE SIDE SECURITY]

TRANSOCEAN AQUILA LIMITED

8.0000% Senior Secured Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

INTEREST.  Transocean Aquila Limited (the “Company”) promises to pay interest on the principal amount of this Security at 8.0000% per annum.  The Company shall pay interest semi-annually in arrears on March 31 and September 30 of each year, commencing on March 31, 2024.  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 11, 2023.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal, interest and other overdue amounts at a rate per annum equal to the rate which is 2.00% in excess of the rate which would have been payable if such overdue amount had, during the period of non-payment, constituted an outstanding amount of the Securities.  Such interest shall be payable in accordance with Section 2.11 of the Indenture.

2.

METHOD OF PAYMENT.  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the March 15 and September 15 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.

PAYING AGENT AND REGISTRAR.  Initially, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina (the “Trustee”), shall act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its Affiliates incorporated or organized within The United States of America may act as Paying Agent, Registrar or co-registrar.

4.

INDENTURE.  The Company issued the Securities under an Indenture dated as of October 11, 2023 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent.  This Security is one of a duly authorized issue of notes of the Company designated as its 8.0000% Senior Secured Notes due 2028, initially issued in the aggregate principal amount of $325,000,000.  The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security).  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

4

5.	OPTIONAL REDEMPTION.
(a)On or prior to September 30, 2025, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Make-Whole Premium as of, and accrued and unpaid interest, if any, to (but not including), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(b)After September 30, 2025, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but not including, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning after September 30 of the years indicated below:
Year	Percentage
2025	104.00%
2026	102.00%
2027 and thereafter	100.00%

(c)Notwithstanding the foregoing, in connection with any tender offer for the Securities, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the Outstanding Securities validly tender and do not validly withdraw such Outstanding Securities in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Outstanding Securities validly tendered and not validly withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Securities that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.  In determining whether the Holders of at least 90% of the aggregate principal amount of the Outstanding Securities have validly tendered and not validly withdrawn such Securities in a tender offer, including a Change of Control Offer, the Securities owned by the Company or its Affiliates or by funds controlled or managed by any Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer.
6.	MANDATORY REDEMPTION. The Securities are subject to mandatory redemption as described in Section 3.09 of the Indenture.
7.

CHANGE OF CONTROL REPURCHASE EVENT.  Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

8.

GUARANTEE.  The payment by the Company of the principal of, and premium including the Make-Whole Premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

5

9.

DENOMINATIONS; TRANSFER; EXCHANGE.  The Securities are in registered form without coupons in denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.  Transfer may be restricted as provided in the Indenture.

10.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.
11.

UNCLAIMED MONEY.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.

DISCHARGE AND DEFEASANCE.  Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and any other Note Parties’ obligations under the Securities, the Securities Guarantees, the Indenture and the other Note Documents with respect to the Securities (including the Securities Guarantees) if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity (after deducting therefrom the amount contained in the Debt Service Reserve Account as of such date), as the case may be.

13.

AMENDMENT; SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Securities and the other Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provision of the Indenture, the Securities or the other Note Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  Without the consent of any Holder of Securities, the Indenture, the Securities or the Security Documents may be amended or supplemented to, among other things, cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture or other Note Documents, provided such action shall not adversely affect the interests of the Holders in any material respect, to release, terminate or discharge, or to confirm and evidence the release, termination or discharge of, any Collateral or any Securities Guarantee when permitted or required by this Indenture or the Security Documents or to amend or supplement any Security Document in accordance with the Indenture or the Security Document, including, without limitation, upon the replacement of a Collateral Rig Owner or in connection with a transfer of the Drilling Contract, in each case, in accordance with the Indenture.

14.

DEFAULTS AND REMEDIES.  The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the other Note Parties, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture or other applicable Note Document.

6

15.

TRUSTEE DEALINGS WITH COMPANY.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16.

NO RECOURSE AGAINST OTHERS.  A director, officer, employee or shareholder, as such, of the Company or any other Note Party shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Note Party under its Securities Guarantee, this Indenture or any other Note Document, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.

SECURITY DOCUMENTS.  The obligations of the Company and the other Note Parties under the Indenture, the Securities and the Security Documents will be secured by a Lien granted to the Collateral Agent on the Collateral.

18.

AUTHENTICATION.  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transocean Aquila Limited

c/o Transocean Inc.

36c, Dr. Roy's Drive, 4th Floor

P.O. Box 10342

Grand Cayman

Cayman Islands, KY1-1003

Email: Bill.Flance@deepwater.com

Attention: President

7

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:  __________________________________________________________________________

(Insert assignee’s legal name)

__________________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________ as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated: ____________________________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

□ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Indenture, state the amount in principal amount:  $________________

Dated: ____________________________	Your Signature: _________________________________
(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee: ________________________________________________________________________ (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

10

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Transocean Aquila Limited

c/o Transocean Inc.

36c, Dr. Roy's Drive, 4th Floor

P.O. Box 10342

Grand Cayman

Cayman Islands, KY1-1003

Email: Bill.Flance@deepwater.com

Attention: President

Truist Bank

Corporate Trust & Escrow Services

Attn: Client Manager: Patrick Giordano - Vice President

2713 Forest Hills Rd, Building #2, 2nd Fl.

Wilson, North Carolina 27893

Re:8.0000% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of October 11, 2023 (the “Indenture”), among Transocean Aquila Limited, as issuer (the “Company”), the Other Note Parties party thereto and Truist Bank, as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________, (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $______________ in such Security[ies] or interests (the “Transfer”), to_________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.□Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.□Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any

Appendix B-1

Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.□Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)□such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)□such Transfer is being effected to the Company or any of its Subsidiaries;

or

(c)□such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.□Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)□Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

(b)□Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated

Appendix B-2

in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

(c)□Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:_______________________________

Name:

Title:

Dated:________________________________

Appendix B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)□ a beneficial interest in the:

(i)□ 144A Global Security (CUSIP ____________), or

(ii)□ Regulation S Global Security (CUSIP ____________); or

(b)□ a Restricted Definitive Security.

2.After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)□ a beneficial interest in the:

(i)□ 144A Global Security (CUSIP __________), or

(ii)□ Regulation S Global Security (CUSIP__________), or

(iii)□ Unrestricted Global Security (CUSIP__________); or

(b)□ a Restricted Definitive Security; or

(c)□ an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

Appendix B-4

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

Transocean Aquila Limited

c/o Transocean Inc.

36c, Dr. Roy's Drive, 4th Floor

P.O. Box 10342

Grand Cayman

Cayman Islands, KY1-1003

Email: Bill.Flance@deepwater.com

Attention: President

Truist Bank

Corporate Trust & Escrow Services

Attn: Client Manager: Patrick Giordano - Vice President

2713 Forest Hills Rd, Building #2, 2nd Fl.

Wilson, North Carolina 27893

Re:8.0000% Senior Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of October 11, 2023 (the “Indenture”), among Transocean Aquila Limited, as issuer (the “Company”), the Other Note Parties party thereto and Truist Bank, as Trustee and as Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $_________ in such Security[ies] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

(a)□Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)□Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain

Appendix C-1

compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)□Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)□Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)□Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)□Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

Appendix C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:_______________________________

Name:

Title:

Dated:________________________________

Appendix C-3

APPENDIX D

FORM OF SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of [__________]  (this “Supplemental Indenture”) is among Transocean Aquila Limited, (the “Company”), [                    ] (the “Additional Guarantor”), which is a subsidiary of Transocean Ltd., each of the other existing Note Parties (as defined in the Indenture referred to below) and Truist Bank, as Trustee and Collateral Agent.

RECITALS

WHEREAS, the Company, the other Note Parties, the Trustee and the Collateral Agent entered into an Indenture, dated as of October 11, 2023 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 8.0000% Senior Secured Notes due 2028 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Additional Guarantor shall become a Guarantor (as defined in the Indenture); and

WHEREAS, Section 10.01(d) of the Indenture provides that the Company, the other Note Parties, the Trustee and the Collateral Agent may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Securities, without the consent of the Holders of the Securities;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantor, the other Note Parties, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantor, the other Note Parties, the Trustee and the Collateral Agent.

Section 4. Agreement to Guarantee. The Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof. The Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and the Collateral Agent and their successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Appendix D-1

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee and the Collateral Agent. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signatures on following pages]

Appendix D-2

COMPANY:

TRANSOCEAN AQUILA LIMITED

By:
Name:
Title:

ADDITIONAL GUARANTOR:

[__________]

By:
Name:
Title:

EXISTING NOTE PARTIES:

[Insert signature blocks for each of the Note Parties existing at the time of execution of this Supplemental Indenture]

TRUSTEE AND COLLATERAL AGENT:

TRUIST BANK, as Trustee and Collateral Agent

By:
Name:
Title:

Appendix D-3

APPENDIX E-1

FORM OF Hungarian Share Pledge Agreement

[See attached]

APPENDIX E-2

FORM OF Cayman Share Pledge Agreement

[See attached]

APPENDIX E-3

FORM OF U.S. Share Pledge Agreement

[See attached]

APPENDIX F-1

FORM OF U.S. ASSIGNMENT OF EARNINGS

[See attached]

APPENDIX F-2

FORM OF BRAZIL ASSIGNMENT OF EARNINGS AND ACCOUNT PLEDGE

[See attached]

APPENDIX G

FORM OF ASSIGNMENT OF INSURANCES

[See attached]

APPENDIX H

FORM OF COLLATERAL RIG MORTGAGE

[See attached]

APPENDIX I

FORM OF ASSIGNMENT OF CHARTER

[See attached]

APPENDIX J

FORM OF RECEIVABLES PLEDGE AGREEMENT

[See attached]

APPENDIX K

FORM OF DEED OF QUIET ENJOYMENT

[See attached]

APPENDIX L

TRANSOCEAN AQUILA LIMITED

FORM OF
DSRA WITHDRAWAL CERTIFICATE

PURSUANT TO SECTION 7.10 OF THE INDENTURE

[See attached]

APPENDIX M

FORM OF ACCOUNT PLEDGE AGREEMENT (U.S. ACCOUNTS)

[See attached]

APPENDIX N

FORM OF BLOCKED PERIOD WITHDRAWAL CERTIFICATE

[See attached]

ANNEX I

Representations and Warranties of THE Collateral Rig Owner and Collateral Rig Operator

A. Representations and warranties applicable to both the Collateral Rig Owner and the Collateral Rig Operator

i.	Such Subsidiary is duly organized and is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business and is duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;
ii.	Each of the Security Documents to which such Subsidiary is a party has been duly authorized by such Subsidiary and constitutes valid and legally binding obligations of such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be subject to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the discretion of the court before which any proceeding may be brought (collectively, the “Enforceability Exceptions”);
iii.	The execution and delivery of the Security Documents to which such Subsidiary is a party are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, as security for the applicable obligations in respect of the Note Documents to which such Subsidiary is a party, a lien on all of the Collateral purported to be granted by such Security Documents, and upon the completion of all recordings, filings and other actions necessary to perfect such liens, as further described in such Security Documents, such liens will be perfected as first priority liens (subject only to Permitted Collateral Liens), in each case, to the extent required to be perfected in accordance with such Security Documents and subject to the Enforceability Exceptions;
iv.	The compliance by such Subsidiary with all of the provisions of the Note Documents to which such Subsidiary is a party and the consummation of the transactions contemplated therein (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Subsidiary is a party or by which such Subsidiary is bound or to which any of the property or assets of such Subsidiary is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Subsidiary or any of its properties, except for any such conflict, breach, violation or default which (1) would not, individually or in the aggregate, have a Material Adverse Effect, (2) would not impair such

Annex I-1

Subsidiary’s ability to perform its obligations under the Note Documents to which it is a party and (3) would not have any Material Adverse Effect upon the consummation of the transactions contemplated thereby, and (b) will not result in any violation of or default under the provisions of the Organizational Documents of such Subsidiary; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for entry by such Subsidiary into the Note Documents to which such Subsidiary is to be a party or the consummation by such Subsidiary of the transactions contemplated thereby except such as have been, or will be at the time of consummation of such transaction, obtained;
v.	There are no legal or governmental proceedings pending to which such Subsidiary is a party or of which any property of such Subsidiary is the subject, which, if determined adversely to such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect; and, to such Subsidiary’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
vi.	Such Subsidiary is not in violation of its Organizational Documents, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;
vii.	Such Subsidiary is in compliance in all material respects with the requirements of all applicable laws of governmental authorities having jurisdiction over its operations and all orders, writs, injunctions and decrees of such governmental authorities applicable to it or to its properties (including, the Collateral Rig, if applicable), except where (i) any such non-compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) such Subsidiary is contesting such law, order, writ, injunction of decree in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor as applicable;
viii.	Except as would not, individually or in the aggregate, have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole: (a) such Subsidiary and its operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of such Subsidiary under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) such Subsidiary has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Subsidiary is in violation of any Environmental Law; (c) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which such Subsidiary has received written notice, and no written notice by any person or entity

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alleging actual or potential liability on the part of such Subsidiary based on or pursuant to any Environmental Law pending or, to the best of such Subsidiary’s knowledge, threatened against such Subsidiary or any person or entity whose liability under or pursuant to any Environmental Law such Subsidiary has retained or assumed either contractually or by operation of law; (d) such Subsidiary is not conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is it subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (e) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by such Subsidiary; and (f) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could result in a violation of or liability under any Environmental Law on the part of such Subsidiary, including without limitation, any such liability which such Subsidiary has retained or assumed either contractually or by operation of law;

For purposes of this Annex I, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws, rules or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or occupational health and workplace safety, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport or disposal or arrangement for transport or disposal, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

ix.

Neither such Subsidiary, nor any director or officer nor, to such Subsidiary’s knowledge, any employee, agent or representative of such Subsidiary, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law, and such Subsidiary has conducted its businesses in compliance with applicable Anti-

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Corruption Laws and has instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

x.	The operations of such Subsidiary are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Subsidiary, threatened;
xi.	Neither such Subsidiary nor any director, officer, or employee thereof, nor, to such Subsidiary’s knowledge, any agent, affiliate or representative of such Subsidiary, is, or is more than 50% owned or controlled by a Person that is: (a) the subject of any Sanctions or (b) located, organized or resident in a country or territory, or a national of a country or territory, that is the subject of comprehensive Sanctions, which may change from time to time (including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria); provided that with regards to employees, a breach of this representation shall only be deemed to have occurred to the extent that such location, organization, residence or nationality would expose the Company or any of its Subsidiaries to liability or penalty under, or otherwise result in the Company, any of its Subsidiaries or the Initial Purchasers being in violation of, applicable Sanctions;
xii.	Such Subsidiary owns or possesses or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with, or otherwise necessary for, the business now operated by them, except where the failure to so own or possess would not have a Material Adverse Effect, and such Subsidiary has not infringed, is in infringing or has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, except as would not have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole;
xiii.	Such Subsidiary possesses and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where the

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failure to so possess or operate in compliance would not have a Material Adverse Effect, and such Subsidiary has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not have a Material Adverse Effect; and such Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where such non-compliance would not have a Material Adverse Effect on Holdings and its Subsidiaries, taken as a whole;
xiv.	Such Subsidiary has good and marketable title to all of its property and assets constituting Collateral, free and clear of any lien except for Permitted Collateral Liens;
xv.	Such Subsidiary has filed all federal, state, local and foreign tax returns required to be filed through the date hereof or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes shown to be due and payable on such returns (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of Holdings), and no tax deficiency has been determined adversely to such Subsidiary which has had (nor does such Subsidiary have any notice or knowledge of any tax deficiency which could be determined adversely to such Subsidiary and which could have) a Material Adverse Effect;
xvi.	Such Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Holdings and such Subsidiary reasonably believe to be prudent and customary in the businesses in which it is engaged; such Subsidiary has not been refused any insurance coverage sought or applied for; and such Subsidiary has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and
xvii.	Such Subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established, maintained or contributed to by such Subsidiary or its “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA except for any such non-compliance which would not reasonably be expected to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the such Subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which such Subsidiary is a member. No “reportable event”

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(as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established, maintained or contributed to by such Subsidiary or any of its ERISA Affiliates, which would result in a Material Adverse Effect. No “employee benefit plan” established, maintained or contributed to by such Subsidiary or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would result in a Material Adverse Effect. Neither such Subsidiary nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code, which would result in a Material Adverse Effect. Each “employee benefit plan” established, maintained or contributed to by such Subsidiary or any of its ERISA Affiliates that has been determined by the Internal Revenue Service to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

B. Representations and warranties applicable to the Collateral Rig Owner

i.	The Securities Guarantee of such Subsidiary has been duly authorized by such Subsidiary and constitutes the valid and legally binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms and entitled to the benefits provided by the Indenture, subject to the Enforceability Exceptions;
ii.	Such Subsidiary has good and marketable title to the Collateral Rig, free and clear of any lien except for Permitted Collateral Liens;
iii.	The Collateral Rig is registered in such Subsidiary’s name in the flag registry of an Acceptable Flag Jurisdiction;
iv.	Such Subsidiary is in good standing as a foreign maritime entity (if applicable) in the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged;
v.	Such Subsidiary does not conduct, transact or otherwise engage in any material business or operations other than those described in Section 4.11(b);
vi.	Such Subsidiary (i) is not party to any material agreements other than the Note Documents, the Charter, the Drilling Contract, and the Master Services Agreement, and (ii) does not have any Indebtedness other than Indebtedness described in Section 4.05(b);
vii.	The Collateral Rig is classified by an Acceptable Classification Society as is applicable for rigs of its age and type with such classification society, free of any overdue conditions affecting the classification of the Collateral Rig for which no extension has been granted by such Acceptable Classification Society; and
viii.	Such Subsidiary (a) is qualified to own the Collateral Rig under the applicable laws of such Subsidiary’s jurisdiction of organization, which shall be a Permitted Jurisdiction, and the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged and no

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necessary or required approval, consent, exemption, authorization or other action by, or notice to, or filing with, or fees payable to, any relevant governmental authority that such Subsidiary’s failure to obtain or pay would reasonably be expected to result in the revocation of such qualification and (b) has obtained, or caused to be obtained, in each case, as applicable, the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation required of it for the Collateral Rig and, if necessary, has entered into , or has caused to be entered into, agreements that provide for use by the Collateral Rig Owner of the applicable management systems of Holdings or an Affiliate of Holdings.

C. Representations and warranties applicable to the Collateral Rig Operator

i.	Such Subsidiary (a) is qualified to operate the Collateral Rig under the applicable laws of such Subsidiary’s jurisdiction of organization, which shall be a Permitted Jurisdiction, and the Acceptable Flag Jurisdiction in which the Collateral Rig is currently flagged and there is no necessary or required approval, consent, exemption, authorization or other action by, or notice to, or filing with, or fees payable to, any relevant governmental authority that such Subsidiary’s failure to obtain or pay would reasonably be expected to result in the revocation of such qualification and (b) has obtained, or caused to be obtained, in each case, as applicable, the document of compliance, the safety management certificate, the international ship security certificate and all other material ISM Code and ISPS Code documentation required of it for the Collateral Rig and, if necessary, has entered into , or has caused to be entered into, agreements that provide for use by the Collateral Rig Operator of the applicable management systems of Holdings or an Affiliate of Holdings;
ii.	There exists no material default, or other event which after notice or passage of time or both would be a default under the Drilling Contract caused by Holdings or the Collateral Rig Operator or, to the knowledge of Holdings or the Collateral Rig Operator, caused by (i) the counterparty to the Drilling Contract or (ii) any other Person; and
iii.	Such Subsidiary does not conduct, transact or otherwise engage in any material business or operations other than (i) actions reasonably related to ownership and/or operation of the Collateral Rig; (ii) actions reasonably related to obligations under the Drilling Contract or, if applicable, the Charter; (iii) actions reasonably related to the maintenance of the Earnings Accounts and the pledge of Earnings Accounts to the Collateral Agent; (iv) making loans to and borrowing loans from Affiliates; (v) actions reasonably related to transfers of a Charter and the Drilling Contract in accordance with Section 4.29 and so long as the Collateral and Guaranty Requirements are satisfied, immediately after giving effect to such transfer; (vi) receipt from the Company of guarantee fees as Holdings or its Subsidiaries in their reasonable discretion determines are required to be paid for tax purposes.; and (vii) performance of obligations of the Collateral Rig Operator under the applicable Note Documents.

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